As filed with the Securities and Exchange Commission on ______, 2013

REGISTRATION NO. 333-176043

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT

(PRE-EFFECTIVE AMENDMENT NO. 4)

UNDER THE SECURITIES ACT OF 1933

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	5110	94-3008888
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2280 Lincoln Avenue, Suite 200

San Jose, California 95125

888-747-6233

(Address and telephone number of principal executive offices and principal place of business)

Scott Lantz

2280 Lincoln Avenue, Suite 200

San Jose, California 95125

888-747-6233

 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b(2) of the Exchange Act. (Check one).

Large accelerated filer  ☐

Accelerated filer    ☐

Non-accelerated filer    ☐ (1)

Smaller reporting company    ☒

(1)  Do not check if a smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock, par value $0.001	3,063,100	$0.60	$1,837,860	$251
Shares of common stock, par value $0.001 to be issued upon the exercise of outstanding warrants to purchase common stock	3,005,600	$0.60	$1.803,360	$246

(1)   All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) using the average of the bid and asked price as reported on the  OTC Bulletin Board on January 29, 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED _______________

SUGARMADE, INC.

6,068,700 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 6,068,700 shares of our common stock by the selling stockholders identified under the section entitled “Selling Stockholders” in this prospectus. The shares of common stock offered by this prospectus consist of (i) 3,063,100 shares of our common stock and (ii) 3,005,600 shares of our common stock issuable upon exercise of outstanding warrants to purchase common stock.

 All of the shares of common stock offered by this prospectus are being sold by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the “Plan of Distribution”.  It is anticipated that the selling stockholders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated (see “Plan of Distribution” included herein). We will not receive any proceeds from the sales by the selling stockholders.  We may receive proceeds from any exercise of outstanding warrants. Certain of the selling shareholders have warrants which may be exercised on a cashless basis.  In the event any selling shareholders exercise the Warrants on a cashless basis, then we will not receive any proceeds.

Our common stock is quoted on the OTC Markets under the symbol “SGMD.”

No underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. None of the proceeds from the sale of common stock by the selling stockholder will be placed in escrow, trust or any similar account. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering other than customary brokerage and sales commissions. The selling stockholders will pay no offering expenses other than those expressly identified in this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” included within this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________.

TABLE OF CONTENTS

PROSPECTUS SUMMARY (Page 1)

RISK FACTORS (Page 3)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS (Page 8)

USE OF PROCEEDS (Page 9)

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND INFORMATION (Page 9)

BUSINESS (Page 11)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS (Page 18)

MANAGEMENT (Page 24)

SELLING STOCKHOLDERS (Page 27)

PLAN OF DISTRIBUTION (Page 31)

EXECUTIVE COMPENSATION AND OTHER INFORMATION (Page 33)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS (Page 36)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (Page 39)

DESCRIPTION OF CAPITAL STOCK (Page 40)

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES (Page 42)

LEGAL MATTERS (Page 42)

INTEREST OF NAMED EXPERTS AND COUNSEL (Page 42)

WHERE YOU CAN FIND MORE INFORMATION (Page 43)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS (Page F-1)

You should rely only on the information that we have provided in this prospectus. We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to read carefully this prospectus before deciding whether to invest in any of the common stock being offered.

PROSPECTUS SUMMARY

The following summary highlights material contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements that appear elsewhere in this prospectus.

Business Overview

Our Company, Sugarmade, Inc., a Delaware Corporation, operates through our subsidiary, Sugarmade, Inc., a California corporation (“Sugarmade-CA”).  We are a distributor of paper products that are derived from non-wood sources.  We are parties to an Exclusive License and Supply Agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”), a company located in the People’s Republic of China.  SCPC and their contract suppliers produce our products and is a holder of intellectual property rights and patents in the area of developing and manufacturing paper from non-wood sources.  Under the LSA, we hold the exclusive right to market, distribute and manufacture SCPC’s proprietary products in Europe, North, Central and South America, Australia and in other designated territories in the world.  We also obtained the rights (within the designated territories) to the Sugarmade brand name and trademarks.

Our principal executive offices are located at 2280 Lincoln Avenue, Suite 200, San Jose, California, 95125. Our telephone number is (888)-747-6233.  We maintain a corporate website at www.sugarmade.com.  Information found on our website is not part of this prospectus.

Shares included in this Prospectus

This prospectus is part of a registration statement of Sugarmade, Inc. filed with the Securities and Exchange Commission.  This prospectus relates solely to the offer and sale by the selling stockholders identified in this prospectus of up to 6,068,700 shares.  The shares offered in this prospectus include:

2,185,600 shares of common stock sold between January 15, 2011 and June 3, 2011;

2,185,600 shares of common stock subject to the exercise of two-year warrants with an exercise price of $1.50 per share issued in connection with the same number of shares of our unregistered common stock sold between January 15, 2011 and June 3, 2011;

500,000 shares of common stock issued to two individuals in connection with consulting services performed for our Company and granted on November 22, 2010;

600,000 shares of common stock subject to the exercise of two-year warrants with an exercise price of $1.25 per share issued to three individuals in connection with consulting services performed for our Company and granted on April 27, 2011;

140,000 shares of common stock issued to three individuals in connection with consulting services performed for our company and granted on April 22, 2011.

237,500 shares of our common stock of three individuals who were the controlling shareholders of our Company prior to its purchase of Sugarmade-CA; and

200,000 shares of common stock subject to the exercise of three-year warrants with an exercise price of $1.25 per share issued to three individuals on May 9, 2011 as consideration for the cancellation of 8,500,000 shares of our common stock previously held by them.

20,000 shares of common stock subject to the exercise of two-year warrants with an exercise price of $1.50 per share issued to one individual on May 27, 2011 as consideration for consulting services performed for our company.

The shares and shares underlying the outstanding warrants being registered were issued to the selling stockholders in connection with a private placement transaction that was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and/or Rule 506 of Regulation D under the Securities Act.  We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. We would receive proceeds from the exercise of the warrants and issuance of the underlying shares of our common stock totaling $4,308,400 upon their exercise of all warrants for cash payment, however there can be no assurance that the holders of the warrants will exercise their option to purchase the shares, whether some of the warrants may be exercised (as allowed) employing a cashless exercise option or what quantity of shares they will purchase in connection with the outstanding warrants.

Recent Transactions

Reference is made to the disclosure set forth under Company History of this Registration Statement, which disclosure is incorporated by reference into this section.  In addition, Sugarmade-CA has sold the following securities in transactions that were not registered with the SEC or a state securities commission:

•

From April 11, 2011 to April 22, 2011, Sugarmade-CA issued 252,070 shares of Sugarmade-CA common stock upon the conversion by existing Sugarmade-CA note holders of notes payable with a principal balance outstanding totaling $693,900.

•

On April 27, 2011, Sugarmade-CA issued a total of 3,284,229 shares of common stock of Sugarmade-CA to its Chief Executive Officer and a member of its Board of Directors in exchange for nominal cash consideration.

•

On April 27, 2011, Sugarmade-CA issued options to purchase up to 920,000 shares of common stock of Sugarmade-CA to ten individuals with terms ranging from five to ten years and exercise prices per share of $1.25.

•

On April 27, 2011, Sugarmade-CA issued warrants to purchase up to 600,000 shares of common stock of Sugarmade-CA to three individuals with terms of two years at an exercise price of $1.25 per share.

•

From January 15, 2011 to May 6, 2011, Sugarmade-CA issued units including a total of 1,730,400 shares and two-year warrants to purchase up to 1,730,400 shares of common stock in exchange for net cash proceeds totaling $2,083,000 (gross proceeds of $2,163,000, less estimated related costs totaling $80,000).

•

From May 9, 2011 to June 3, 2011, we issued units including a total of 455,200 shares and two-year warrants to purchase up to 455,200 shares of common stock in exchange for net cash proceeds totaling $569,000.

•

Between March 14, 2012 and May 15, 2012, the Company issued a total of 292,222 shares of common stock at $2.25 per share, and two-year warrants to purchase up to 233,778 shares of common stock at $.01 per share, to four accredited investors in exchange for gross proceeds totaling $657,500. Effective with their investment, three of the four investors exercised their warrants to purchase 193,778 shares of common stock for additional proceeds totaling $1,938.

•

Between August 17, 2012 and January 15, 2013, we issued a total of $500,000 in convertible promissory notes to 11 accredited investors. The convertible promissory notes are due in 9 months from the date of issuance; accrue interest at the rate of 14%; and are convertible at the election of the investors at such time as the Company has raised a minimum of $500,000 in equity in a subsequent equity financing, at the conversion price which is the lower of 80% of the per share purchase price paid for the securities by the investors in the subsequent financing, or $.50 per share. In connection with the issuance of the promissory notes, the investors in the aggregate received two-year warrants to purchase up to a total of 32,250 shares of common stock at $.50 per share, and two-year warrants to purchase up to a total of 53,750 shares of common stock at $.01 per share.

A more detailed description of these and other recent transactions is also set forth within this Prospectus under the section entitled “Company History”.

The Offering

Shares of our common stock offered for re-sale by the selling stockholders pursuant to this prospectus	6,068,700 shares(1)

Percent of our outstanding common stock represented by the shares being offered for re-sale by the selling stockholders as of January 29, 2013	57.6% (3)

Common stock to be outstanding after the offering	13,544,126 shares (2)

Proceeds to the Company	Net proceeds from the exercise of the warrants to purchase shares of our common stock covered by this prospectus (should all the warrants be exercised for cash payment) would total $4,400,510.

The total dollar value of the shares of our common stock being registered for resale	$3,641,220 (4)

Stock Symbol	SGMD

(1)	Shares from the sale of 3,063,100 restricted shares of common stock and warrants to purchase up to 3,005,600 restricted shares of common stock.
(2)

Assumes exercise of all the warrants for shares of our common stock subject to this offering.  Unless the context indicates otherwise, all share and per-share information in this prospectus is based on 10,538,526 shares of our common stock outstanding as of January 29, 2013 and assumes no exercise of options or warrants or other rights to acquire our common stock outstanding as of that date.

(3)	Determined by dividing the number of shares of common stock offered for re-sale by the number of shares outstanding as of January 29, 2013 (10,538,526).
(4)	Determined by multiplying the number of shares of common stock being registered by the market price for such shares of common stock on January 29, 2013 (closing price of $0.60 per share).

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this herein before making an investment decision.  If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.  You should also read the section entitled "Special Notes Regarding Forward-Looking Statements" below for a discussion of what types of statements are forward-looking statements as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

We have a very limited operating history. Prior to the Sugarmade Acquisition, our Company was a “shell” company with no or nominal operations. Sugarmade-CA recently completed its funding and the related acquisition with our Company. Sugarmade-CA was formed in 2009 to market paper products manufactured from tree-free materials. Sugarmade-CA does not currently have significant operating revenues and has a very limited operating history. Because Sugarmade-CA has a limited operating history, we do not have any historical financial data upon which to base planned operations.

The segments of the paper industry in which we operate are highly competitive and increased competition could affect our sales and profitability. We compete in different markets within the paper industry on the basis of the uniqueness of our products, the quality of our products, customer service, price and distribution. All of our markets are highly competitive. Our competitors vary in size and many have greater financial and marketing resources than we do. While we believe that our products offer unique advantages because of their tree-free composition, if we cannot maintain quality and pricing that are comparable to traditional products we may not be able to develop, or may lose, market share. In some of our markets, the industry’s capacity to make products exceeds current demand levels. Competitive conditions in some of our segments may cause us to incur lower net selling prices, reduced gross margins and net earnings.

Our tree-free products could encounter low consumer acceptance in our primary target markets, including our initial target market of North America.  The tree-free paper market in North America is relatively young with little publically available data on the size of the market in relation to the overall paper industry. There is only anecdotal data referencing the growing demand in the United States and abroad for paper products from tree-free sources. Our product is relatively new to consumers and does not have a significant sales history in many of our target markets.  Should our tree-free products not be accepted by consumers in these markets, particularly in the markets of our initial focus in North America, we could experience sales and operating results substantially less than we expect to achieve.  Such results could jeopardize our Company’s financial well-being and subject an investor to the loss of all or a portion of his investment in our Company.

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell. Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. Our products are comparably priced with paper products comprised of 30% recycled materials. Both our products and paper products comprised of 30% recycled materials are typically higher in cost than paper products made from virgin pulp wood. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the paper industry may adversely affect our financial performance. Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets. The paper industry has also experienced consolidation of producers and distribution channels. Further consolidation could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

Any interruption in delivery from our suppliers will impair our ability to distribute our products and generate revenues. We are dependent on third party contract manufacturers for the production of our products. We have no manufacturing facilities and we rely on third party contract manufacturers to provide us with an adequate and reliable supply of products on a timely basis. Any interruption in the distribution from these suppliers could affect our ability to distribute our products. Additionally, our suppliers are located in the People’s Republic of China (“PRC”). Any legislation or consumer preferences in the United States or other countries requiring products which are made in the United States or such other countries may have a material adverse impact on our sales and results of operations.

Uncertainties with respect to the PRC legal system could limit the legal protections available for us to pursue any claim against our third party contract manufacturers, and therefore our ability to protect our contract rights. We rely on third party contract manufacturers for our supply of products. These third party suppliers operate entirely within the PRC. The PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us in the event that we needed to bring a claim against our suppliers. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States. Any litigation we may try to bring in the PRC may be protracted and result in substantial costs and diversion of resources and management attention.

If we fail to maintain satisfactory relationships with our larger customers, our business may be harmed. We do not have and are unlikely to enter into long-term fixed quantity supply agreements with our customers. Due to competition or other factors, we could lose future business from our customers, either partially or completely. Additionally, during our last fiscal year we produced certain batches of paper which did not meet the quality standards required by our customers which resulted in dissatisfaction by those customers.  This dissatisfaction may have also harmed our reputation and ability to sell our products to those customers and other customers in the future.  The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers, or the unwillingness of a customer to purchase our products again due to concerns over the quality of the paper they previously purchased could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

The costs of complying with environmental regulations may increase substantially and adversely affect our consolidated financial condition, liquidity or results of operations. Our Company’s third party contract manufacturers are subject to various environmental laws and regulations that govern discharges into the environment and the handling and disposal of hazardous substances and wastes. Environmental laws impose liabilities and clean-up responsibilities for releases of hazardous substances into the environment. However, many PRC laws and regulations are uncertain in their scope, and the implementation of such laws and regulations in different localities could have significant differences. In certain instances, local implementation rules and/or the actual implementation are not necessarily consistent with the regulations at the national level. We cannot assure you that the relevant PRC government authorities will not determine that our suppliers have failed to comply with certain laws or regulations. Our Company’s suppliers will likely continue to incur substantial capital and operating expenses in order to comply with current laws. Any future changes in these laws or their interpretation by government agencies or the courts may significantly increase our suppliers’ capital expenditures and operating expenses and decrease the amount of funds available for investment in other areas of their operations. In addition, our Company’s suppliers may be required to eliminate or mitigate any adverse effects on the environment caused by the release of hazardous materials, whether or not SCPC’s suppliers had knowledge of or were responsible for such release. Our suppliers may also incur liabilities for personal injury and property damages as a result of discharges into the environment. If costs or liabilities related to environmental compliance increase significantly for our suppliers, such costs could be passed along to us in the form of higher prices paid for supplied materials. Our consolidated financial condition, liquidity or results of operations may be adversely affected in the event that we were forced to absorb such costs.

If our third party contract manufacturers were to suffer a catastrophic loss, unforeseen or recurring operational problems at any of its facilities, we could suffer significant product shortages, sales declines and/or cost increases. The paper making and converting facilities of our third party suppliers as well as their distribution warehouses could suffer catastrophic loss due to fire, flood, terrorism, mechanical failure or other natural or human caused events. If any of these facilities were to experience a catastrophic loss, it could disrupt our supply of products for sale, delay or reduce shipments and reduce our revenues. These expenses and losses may not be adequately covered by property or business interruption insurance. Even if covered by insurance, our inability to deliver our products to customers, even on a short-term basis, may cause us to lose market share on a more permanent basis.

Our ability to protect the intellectual property and proprietary technology related to the production of our products is uncertain. Our future success may depend on our ability to protect the proprietary rights and the intellectual property upon which our tree-free products are based.  SCPC holds several patents in the People’s Republic of China related to the production of tree-free paper, and under the terms of our supply agreement with SCPC, we have the right to request SCPC to file for counterpart patent protection in Sugarmade’s territories and for copyright protection for the name “Sugarmade,” but we have not yet made such requests. Should we make such a request to SCPC, any patent applications may not be issued as patents, or may not be issued in a form that will be advantageous to us, or we may not be able to obtain copyright protection for the name “Sugarmade”.  Additionally, our Company is in the process of applying for a provisional patent in the US to protect its new formulation and process for its most recent tree free pulp and paper product. Any patents obtained in the future may be challenged by re-examination or otherwise invalidated or eventually be found unenforceable.  Both the patent application process and the process of managing patent disputes can be time consuming and expensive.  Even if any patents were to be granted, competitors may attempt to challenge or invalidate the patents, or may be able to design alternative techniques or devices that avoid infringement of the patents, or develop products with functionalities that are comparable to the tree-free products which we sell. In the event a competitor infringes upon our intellectual property rights, litigation to enforce such rights or to defend patents granted (or to be granted) against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. We may not have sufficient resources to enforce our intellectual property rights.

We may become involved in claims concerning intellectual property rights, and we could suffer significant litigation or related expenses in defending our or SCPC’s intellectual property rights or defending claims that we infringed the rights of others. We consider our licensed intellectual property to be a material asset. We may lose market share and suffer a decline in our revenue and net earnings if we cannot successfully defend one or more trademarks or patents we have secured or licensed. We do not believe that any of our products infringe the valid intellectual property rights of third parties. However, we may be unaware of intellectual property rights of others that may cover some of our products or services. In that event, we may be subject to significant future claims for damages. Any litigation regarding patents or other intellectual property could be costly and time-consuming and could divert our management and key personnel from our business operations. Claims of intellectual property infringement might also require us to enter into licensing agreements which would reduce our operating margins, or in some cases, we may not be able to obtain license agreements on terms acceptable to us.

FINANCIAL RISKS

Our current business plan requires that our Company raise additional equity by the end of fiscal year 2012. We do not currently have sufficient revenues to cover our operating expenses and have never been profitable. We cannot be certain that our Company will ever generate sufficient revenues and gross margin to achieve profitability in the future.  Our business plan requires that our Company needs to raise additional equity by the end of our 2012 fiscal year end.  However, there are no arrangements in place for any such financing at this time.  We cannot provide any assurances as to whether we will be able to secure any necessary financing, or the terms of any such financing transaction if one were to occur.  Our failure to raise additional capital would seriously harm our business and operating results.  If we fail to raise additional capital by the end of 2012, our business will be materially and adversely affected and an investor could suffer the loss of a significant portion or all of his investment in our Company.

If we cannot establish profitable operations, we will need to raise additional capital to continue our operations, which may not be available on commercially reasonable terms, or at all, and which may dilute your investment. We incurred a net loss for the three months ended September 30, 2012 of nearly $629,000 and had negative cash flows from operations in excess of $245,000. For the three months ended September 30, 2011 we incurred a net loss of nearly $791,000 and had negative cash flows from operations of nearly $660,000.  Achieving and sustaining profitability will require us to increase our revenues and manage our product, operating and administrative expenses. We cannot guarantee that we will be successful in achieving profitability. If we are unable to generate sufficient revenues to pay our expenses and our existing sources of cash and cash flows are otherwise insufficient to fund our activities, we will need to raise additional funds to continue our operations. We do not have any arrangements in place for additional funds. If needed, those funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we are unsuccessful in achieving profitability and we cannot obtain additional funds on commercially reasonable terms or at all, we may be required to curtail significantly or cease our operations, which could result in the loss of all of your investment in our stock.

We are dependent upon our production credit borrowing arrangement with SCPC and Norco Sourcing (Hong Kong) Co. Ltd in order to fund our working capital and liquidity requirements.  We have signed an agreement with SCPC, and most recently secured a line of credit with Norco Sourcing (Hong Kong) Co. Ltd (“Norco”), to provide our Company with credit facilities to fund the production of our paper products.  Our plans going forward are dependent upon SCPC and Norco in providing such financing upon the terms we have agreed to and there are currently no other alternate financing plans in place.  Should there be an interruption in either SCPC’s or Norco willingness or ability to provide such financing per the terms of the agreements, we could face a severe liquidity shortfall that could cause our Company’s operations to fail and which could consequently result in the loss of an investor’s investment with our Company.

We may not have the ability to pay our convertible notes when due. Between August and January15, 2013, our Company has issued convertible promissory notes totaling $500,000 which must be repaid by our Company within 9 months after their date of issuance.  Our Company does not have sufficient capital to repay the notes as of the date of this report, and may not have sufficient capital to repay the notes when due. Our Company’s inability to repay the notes when due would permit the note holders to exercise their default remedies against our Company which could have a material adverse effect on our Company.

Conversion of our convertible notes into common stock could result in additional dilution to our stockholders. Upon satisfaction of certain conversion conditions (including conditions outside of our control, such as the closing of a financing), the notes may be converted into shares of Company common stock by the note holders.  If shares of our common stock are issued due to conversion of some or all of the convertible notes, the ownership interests of existing stockholders would be diluted.

Our financial statements have been prepared assuming that our Company will continue as a going concern. We have generated losses to date and have limited working capital. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of our independent registered public accounting firm included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their recent audit report for the fiscal year ended June 30, 2012.  If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

Fluctuations in exchange rates could adversely affect our cost of goods sold and consequently our profit margins. The price we pay for product from our third party suppliers in China will be directly affected by the foreign exchange rate between U.S. dollars and the Chinese Renminbi ("RMB") and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our product purchases will be from our suppliers in China, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect the prices that we effectively pay for product. Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People's Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all.

As we transition from a Company with insignificant revenues to what we hope will be a Company generating substantial revenues, we may not be able to manage our growth effectively, which could adversely affect our operations and financial performance. The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place a significant strain on our personnel, management systems, infrastructure and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Our net operating loss (“NOL”) carry-forward is limited. We have recorded a valuation allowance amounting to our entire net deferred tax asset balance due to our lack of a history of earnings, possible statutory limitations on the use of tax loss carry-forwards generated in the past and the future expiration of our NOL. This gives rise to uncertainty as to whether the net deferred tax asset is realizable. Internal Revenue Code Section 382, and similar California rules, place a limitation on the amount of taxable income that can be offset by carry-forwards after a change in control (generally greater than a 50% change in ownership). As a result of these provisions, it is likely that given our acquisition of Sugarmade-CA, future utilization of the NOL will be severely limited. Our inability to use our Company’s historical NOL, or the full amount of the NOL, would limit our ability to offset any future tax liabilities with its NOL.

CORPORATE AND OTHER RISKS

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director. Our Company’s certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors. Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Our executive officers, directors and insider stockholders beneficially own or control a substantial portion of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Accordingly, any of our existing outside principal stockholders together with our directors, executive officers and insider shareholders would have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

Certain provisions of our Certificate of Incorporation may make it more difficult for a third party to effect a change-of-control. Our certificate of incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

We are dependent for our success on a few key executive officers. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team. Each of those individuals may voluntarily terminate his employment with our Company at any time. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our executive officers.

CAPITAL MARKET RISKS

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. There is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on OTC Markets, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC stocks and certain major brokerage firms restrict their brokers from recommending OTC stocks because they are considered speculative, volatile, thinly traded and the market price of the common stock may not accurately reflect the underlying value of our Company. The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares. As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance. Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock. Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange. Although we may apply to list our common stock on NASDAQ or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. Until such time as we qualify for listing on NASDAQ, the American Stock Exchange or another trading venue, our common stock will continue to trade on OTC Markets or another over-the-counter quotation system where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors. Consequently, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, or, in the case of forward-looking statements in documents incorporated by reference, as of the date of the date of the filing of the document that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except with respect to our obligation to provide amendments for material changes to the Prospectus during the duration of the offer and sale of our common stock by the selling stockholders, we do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the caption "Risk Factors," above, and elsewhere in this prospectus which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

USE OF PROCEEDS

This prospectus covers 6,068,700 shares of our common stock, which may be sold from time to time by the selling stockholders.  Should the holders of the warrants exercise all of their warrants to purchase shares of our common stock for a cash payment, the cash proceeds to be received by the Company would total $4,308,400, although there can be no assurance that the warrant holders will exercise all or any of their warrants or that (as allowed) they will not choose to exercise their warrants on a cashless basis. Currently, since we do not forecast the need for significant acquisitions of property and equipment in order to advance our Company’s viability and since we have no outstanding debt above vendor accounts payable and small balances of other current liabilities and since we do not know if or when warrant holders would exercise their warrants through cash payment, we have no planned uses for any cash proceeds that would be received upon the exercise of outstanding warrants.  Therefore, such proceeds (should they be received) would likely be maintained by the Company in the form of cash and short-term investments until such time as a better opportunity should arise to put such funds to better use.

DETERMINATION OF OFFERING PRICE

The selling stockholders may offer and sell the shares of common stock covered by this prospectus in accordance with the methods and terms described in “Plan of Distribution.”

PRICE RANGE OF OUR STOCK AND DIVIDEND INFORMATION

Our Company is a fully reporting public company (a public company that is fully subject to the Securities and Exchange Commission’s reporting requirements). On June 24, 2011, we changed the legal name of our Company to Sugarmade, Inc. As of the date hereof our common stock trades under the symbol “SGMD” on the OTCQB Markets.  Our common stock has also traded on the OTC Bulletin Board in the past.  The OTCQB and OTC Bulletin Board are quotation services that display real-time quotes, last-sale prices and volume information in over-the-counter equity securities.    The market is extremely limited for our stock and any prices quoted may not be a reliable indication of the value of our common stock.  The following table sets forth the high and low bid prices per share of our common stock by both the OTC Bulletin Board and OTCQB for the periods indicated. These prices reflect prices paid for our common stock prior to the Sugarmade Acquisition.  Prior to July 15, 2011, our common stock traded under the symbol “DVOP.”

For the year ended June 30, 2012	High	Low
Fourth Quarter	$3.50	$1.01
Third Quarter	$4.25	$2.50
Second Quarter	5.00	2.00
First Quarter	9.00	2.25

For the year ended June 30, 2011	High	Low
Fourth Quarter	$13.50	$4.00
Third Quarter	5.00	1.50
Second Quarter	5.50	0.10
First Quarter	0.40	0.25

The quotes represent inter-dealer prices, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.  The trading volume of our securities fluctuates and may be limited during certain periods.  As a result of these volume fluctuations, the liquidity of an investment in our securities may be adversely affected.

Holders

As of January 29, 2013, we estimate that there were approximately 900 stockholders of record of our common stock.

Dividends

We have never declared or paid a cash dividend.  Any future decisions regarding dividends will be made by our Board of Directors.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders.  Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Equity Compensation Plans

On May 5, 2011, our Board of Directors adopted the Diversified Opportunities, Inc. 2011 Stock Option/Stock Issuance Plan (the “Plan”).    On May 20th, the plan was approved by a vote of the majority of our shareholders. The Plan is intended to promote the interests of our Company by “providing eligible person with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.”  The Plan is divided into two separate equity programs: 1) a stock option grant program; and 2) a stock issuance program.  The maximum number of shares available to be issued under the Plan is currently 1,500,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future.

The Plan is administered by our Company’s Board of Directors.  Persons eligible to participate in the Plan are: 1) employees; 2) non-employee members of our Company’s Board of Directors; and 3) consultants and other independent advisors who provide services to our Company or its subsidiary Sugarmade – CA.  All grants under the Plan are intended to comply with the requirements under Internal Revenue Code Section 409A and activities under the Plan will be administered accordingly.  Options granted under the Plan are evidenced by agreement between the recipient and our Company, subject to the following general provisions: 1) the exercise price shall not be less than 100% of the fair market value per share of our Company’s common stock on the date of grant (110% in the case of 10% or greater shareholders); and 2) the term of stock options shall be limited to a maximum of ten years.  A complete description of the Plan is included as an exhibit to this Current Report.

BUSINESS

We are a distributor of paper products that are derived from non-wood sources.  We are parties to an Exclusive License and Supply Agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”), a company located in the People’s Republic of China.  SCPC is a contract manufacturer and a holder of intellectual property rights and patents in the area of developing and manufacturing paper from non-wood sources.  Under the LSA, we hold the exclusive right to market, distribute and manufacture SCPC’s proprietary products in Europe, North, Central and South America, Australia and in other designated territories in the world.  We also obtained the rights (within the designated territories) to the Sugarmade™ brand name and trademarks.    Historically, Sugarmade has leveraged this relationship and corresponding agreement to initially insure production and management of its products. Presently, Sugarmade has been able to diversify its manufacturing and process management options to include other third party contract manufacturers.  As of June 30, 2012, our Company wrote off the value of the LSA which was reported as an intangible asset in our prior annual and quarterly reports.

We believe that our Company has a unique advantage in the market to provide paper products derived from earth-friendly sources to corporations and consumers alike.  Our third party contract manufacturers’ use of agricultural residuals, namely bagasse (derived from sugar cane) and bamboo, as opposed to wood products, significantly reduces its manufacturing carbon footprint, energy consumption, and attendant water pollution during the manufacture of its products.  This allows us to offer our unique, exclusive, tree-free paper products at price-parity equal to or less than current recycled fiber products already on the market.  Our products are unique and we believe offer an ideal solution for those consumers (both corporate and individual) seeking to meet their sustainability mandates or personal environmentally conscious goals, at a price that is equal to or less than current recycled products.

Throughout 2012, our Company gained additional knowledge regarding manufacturing, quality control, process controls and vendor relationships with respect to the production of its paper products. Our Company has continued to refine and update its paper formulation and manufacturing processes to create an even higher quality paper that we believe to have broader applications in the US printing paper business. To accomplish this reformulation and process improvement, our Company worked directly and more closely with its third party contract manufacturers to align their processes with our updated and higher quality processes. We believe our Company now has more controls over quality, pricing, delivery and logistics, and is no longer solely dependent on SCPC for management of its manufacturing process.

Pulp and paper manufacturing processes have not changed significantly for decades.  Most equipment and processes used today are still based primarily on tree-based inputs and require massive amounts of resources including water, energy and caustic chemicals. “World consumption of paper has grown 400 percent in the last 40 years. Now nearly 4 billion trees or 35 percent of the total trees cut around the world are used in paper industries on every continent.” (Source: Sam Martin, “Paper Chase” September 10, 2011 (http:// www.ecology.com/2011/09/10/paper-chase/))  Over these last four decades, easily accessible and inexpensive sources of wood have continued to disappear.  Because of the rapid consumption of virgin forests in places as far apart as Canada and Southeast Asia, forest restoration has not been able to keep pace with the demand for wood products.

Loss of forests is not the only concern.  Deforestation releases an estimated 1.6 billion tons of carbon dioxide (CO2 - the major global warming gas) into the atmosphere every year.  Most people assume that greenhouse gases being released into the atmosphere are caused by burning oil and gas. But in fact between 25 and 30 percent of the greenhouse gases released into the atmosphere each is caused by deforestation (Source: Christopher Matthews, “Deforestation causes global warming” September 4, 2006 (http://www.fao.org/newsroom/en/news/2006/1000385/index.html)). The pulp and paper industry is the third-largest industrial polluter in both Canada and the United States (Source: ”Reforming the Paper Industry” September 19, 2006 (http://www.nrdc.org/cities/living/paper/default.asp)).  Worldwide, pulp and paper is the fifth largest industrial consumer of energy. In the United States it is second (Source: Carolina D’Souza, “Paper Goes Green” July 16, 2009 (http://archive.gulfnews.com/articles/09/07/13/10330811.html)).  Our Company offers an alternative to this situation through our ability to provide the developed world paper products without utilizing the deforestation, pollution and resource waste of current paper producing methods.

All our products are manufactured from 100% tree-free agricultural waste residues such as bagasse and bamboo.  Both sugar cane and bamboo can be harvested in 7-10 months (Source: ”Sugarcane Growth Stages” April 08, 2009 (http://agropedia.iitk.ac.in/?q=content/sugarcane-growth-stages), Source: Phil Comer, “The Bamboo Growth Cycle” February 2, 2009).  This contrasts with trees that take a minimum of seven years before being ready for pulping and paper production. By utilizing bagasse and bamboo fibers for paper making, we can produce one ton of finished paper product for every one ton of raw material as contrasted to wood fiber which requires nearly four tons of raw material to produce one ton of finished products (Source: Phoebe Hall, “Words on Paper: Tree Free or Recycled?” May 11, 2005 (www.emagizine.com)).  Our process greatly reduces the carbon footprint and environmental damages from paper production.

History

Our Company was originally incorporated on June 5, 1986 in California as Lab, Inc. and later the same month, on June 24, 1986, changed its name to Software Professionals, Inc. On April 20, 1994, following the filing of a registration statement on Form S-1, our Company began quoting its stock on the NASDAQ National Market under the symbol “SFTW”.  During this time our Company was in the software solutions business, developing, marketing, and supporting software products designed to automate the management of computer systems for commercial concerns.  On May 21, 1996, our Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation changing its name to Enlighten Software Solutions, Inc.  On October 23, 1998, our Company's common stock began trading on the NASDAQ Small Cap Market.

During August 2001, our Company filed a Form 15 for the purpose of deregistering its securities.  On September 13, 2001, our Company filed a voluntary petition under Chapter 7, in the U.S. Bankruptcy Court, Northern District of California.  On November 2, 2004, the Trustee filed its Report of Distribution and on January 4, 2005 a final decree was entered and the case was closed.  On or near July 10, 2007, we filed the requisite documents with the State of California for the purpose of reinstating our corporate charter.  In October 2007, Corporate Services International Profit Sharing Plan (“CSIPSP”) agreed to contribute $30,000 as paid-in capital to our Company, the entire amount of which was contributed in January 2008.  In consideration for the capital contribution, in October 2007 our Company issued to CSIPSP 225,000,000 shares of its common stock (pre-split, 9,000,000 post-split) representing approximately 97.83% of its common stock outstanding on that date.  On July 30, 2007, our Company through a series of transactions effectively reincorporated in the state of Delaware, while retaining the capital structure and number of shares outstanding of the previous California corporation.  On January 14, 2008, our Company officially changed its name to Diversified Opportunities, Inc.  On February 11, 2008, our Company enacted a reverse split of its common stock on a 1:25 basis and concurrently increased its authorized capital stock to 310,000,000 shares comprised of 300,000,000 shares of common stock, $.001 par value and 10,000,000 shares of blank check preferred stock, $.001 par value.

Effective May 30, 2008, pursuant to the terms of a Stock Purchase Agreement dated May 16, 2008 (the “Purchase Agreement”) by and between QRSciences Holdings Limited (“QRSciences”), an Australian corporation (“QRSciences”) and CSIPSP, QRSciences purchased all of CSIPSP’s 9,000,000 shares of DVOP common stock (“Common Stock”) in exchange for the payment of $650,000 by QRSciences to CSIPSP. The 9,000,000 shares of DVOP common stock constituted 97.83% of the 9,199,192 shares of Company common stock outstanding at that time.  This purchase of CSIPSP’s shares by QRSciences resulted in a change of control. On April 13, 2010, QRSciences completed the sale of the 9,000,000 shares of our Company’s common stock which they owned to CT Partners, a California general partnership.

From the legal incorporation of Sugarmade-CA in March 2009 through October 2009, activities were primarily limited to exploring strategic alternatives and related negotiations in connection with what was to become its future operating business. On October 26, 2009, Sugarmade-CA (operating at the time as Simple Earth, Inc.) acquired all of the outstanding common stock of Sugarmade, Inc. (“SMI”), a California corporation incorporated to import, sell and distribute sustainable and environmentally friendly non-tree-based paper products. SMI primarily sold its 100% tree free copy paper, as well as other 100% tree free paper products such as plates, bowls, napkins and toilet tissue.  SMI did not have a long history having been founded in May 2009, nor did it have significant sales of its products and was therefore in search of a sales outlet for its products when acquired by Sugarmade-CA.

Sugarmade-CA acquired all of the outstanding common stock of SMI in exchange for: 1) cash totaling $340,000; 2) a note payable totaling $60,000 (subsequently forgiven in February 2011); and 3) 10% of the then outstanding common stock of our Company or 72,973 shares (with a nominal value at the date of acquisition of $.001 per share).  Additionally, we are required to pay up to two additional earn-out payments of $200,000 to the seller of SMI: 1) if net income equals or exceeds $10 million in 2011; and/or 2) if net income exceeds $11 million in 2012.

In addition to minimal amounts of saleable inventory, SMI also had an exclusive license and supply agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”) located in the People’s Republic of China.  SCPC is a contract manufacturer and a holder of intellectual property in the area of paper from non-wood sources.  Under the LSA (as subsequently amended), we obtained the exclusive right (as defined) to market, distribute and manufacture SCPC’s proprietary products in Europe, North and South America and in other designated territories in the world.  We also obtained the rights to the Sugarmade brand name and trademarks and other provisions of the agreement with SCPC also inure to the benefit of our Company.  On February 17, 2011, SCPC forgave all amounts including accrued interest outstanding under the note payable due to them totaling $62,800.  We accounted for the forgiveness as a capital contribution.

On April 23, 2011, we entered into an exchange agreement (the “Exchange Agreement”) with Sugarmade-CA. Under the terms of the Exchange Agreement, we acquired all of the outstanding stock of Sugarmade-CA (the "Exchange").  On May 9, 2011, our Company completed the Exchange.  Our Company then changed its name from “Diversified Opportunities, Inc.” to “Sugarmade, Inc.”

on June 24, 2011. Our Company operates under Sugarmade-CA, which is a wholly owned subsidiary of the Company (references in this filing to the Company include the operations of Sugarmade-CA).

Under the terms of the Exchange Agreement, Sugarmade-CA’s shareholders exchanged all of their shares of stock on a one-for-one basis for an aggregate of 8,864,108 shares of our common stock.  In connection with the Exchange Agreement and effective at the closing of the Exchange transaction, our previous three principal shareholders agreed to enter into a Share Cancellation Agreement pursuant to which 8,762,500 shares held by them were canceled or redeemed in exchange for the Company’s payment of $210,000, the issuance of 200,000 warrants to purchase our common stock at $1.25 per share, and certain registration rights.

The Industry and the Overall Market

Currently, the U.S. Pulp and Paper industry is estimated to be an almost $200 billion industry. The U.S. alone is estimated to consume over 100 million tons of paper products each year (Source: Martin, “Paper Chase”). Our areas of focus are (but SCPC’s manufacturing capabilities are not limited to):

•

Printing and writing paper (27% of total production);

•

Containerboard or corrugated boxes (29% of total production); and

•

Tissue (8% of total production).

Within each of these sectors, there are varying amounts of recycled materials that can be used in production. Tissue has an industry average of 45% recycled fibers. Containerboard averages 24% recycled fibers.  Printing and writing paper uses a scant 6% recycled fibers (Source: S. Kinsella et al, “The State of the Paper Industry”, 2007, Pg. 17.).  We see a significant market opportunity to leverage our capabilities to eliminate tree materials included in these products.

The advent of the Internet and email would at first sight seem to argue for decreased paper consumption.  Many (including industry experts) forecasted that these technologies would lead to substantial reductions in the level of paper consumption.  The reality has been the opposite. Worldwide, paper constitutes approximately 42% of the wood harvested in the world (Source: “Paper Listening Study – Question 64” (http://www.conservatree.org/paperlisteningstudy/Forests/question64.html)).  The U.S. alone consumes nearly 30% of the world’s paper products.  The average American consumes over 749 pounds of paper per year, including the paper products that are the focus of our market strategy (Source: Martin, “Paper Chase”).

Paper is manufactured from three primary sources: 1) tree-based (i.e. virgin) materials; 2) recycled content (varying compositions of virgin and recycled) materials; and 3) tree-free materials. Tree-based paper is made from trees harvested from the forest, converted into pulp and bleached. Recycled (to varying percentages of composition) paper is a combination of virgin materials combined with previously used paper that undergoes an additional de-inking and bleaching process before further pulping process.

Tree-free paper (our Company’s product offering) is made from fibrous materials that contain high levels of cellulose. The sources of tree-free products are agricultural byproducts, also called residuals.   As a byproduct, residuals do not require dedicated farmland.  Aside from preserving forest and farmland, residuals also greatly reduce environmental impact because of the reduction of water required in paper production, the decreased energy required to break down the cellulose in tree-based materials and a reduction of air pollution from the use of previously burned byproducts. Unlike competing manufacturers, our paper products are elemental chlorine free, meaning that we use chlorine dioxide (ClO2) instead of elemental chlorine (Cl) gas in our manufacturing process.  Elemental chlorine (Cl) gas “…produce toxic chlorinated organic compounds, including chloroform, a known carcinogen. These compounds are released into waterways as effluent from the bleaching process, where they produce environmental damage.” (Source: Scott Beckner, “  Paper Information and Resources: Chlorine-Free Paper” October 05, 2010 (http://www.calrecycle.ca.gov/paper/chlorinefree/default.htm)).

Agricultural residual paper is produced from the waste by-products from a crop that has been harvested. While there are numerous crops that can be used for this, the ideal crops are bagasse (sugar cane), corn and wheat. The quality of these agricultural residual papers differs depending on the amount of cellulose that is present in the plant material. Depending on the strength of the fibers of the residual, a secondary material may have to be added to increase the strength of the final paper product. In some manufacturing processes, virgin or recycled pulp will be added to strengthen the paper. With our paper products, we combine bamboo with the bagasse pulp to give the strength necessary to produce the highest quality paper. The percentages of bamboo vary depending on products being produced.

The paper industry is the fourth largest contributor to greenhouse gas emissions among U.S. manufacturing industries and contributes 9% of the manufacturing sector's carbon emissions (Dan Shaply, “15 Facts about the Paper Industry…” October 2, 2007 (http://www.thedailygreen.com/environmental-news/latest/7447)). The following table gives a comparison of the environmental impacts of each category of paper production. The table gives data for the production of one ton of copy paper and the environmental impact each category has on our environment.

Table : Environmental Impacts

Per 1 Ton Finished Goods	Wood Use (Tons)	Net Energy (million BTUs)	Greenhouse Gasses (lbs. CO2 equivalent)	Wastewater (gallons)	Solid Waste (lbs.)
**Sugarmade™	-	10	1,957	3,953	72
*Virgin Pulp	4	32	6,023	22,219	1,922
*30% Recycled	3	29	5,235	18,665	1,697
*100% Recycled	-	22	3,396	10,372	1,171

*Data from EDF Paper Calculator (Environmental Paper Network Paper Calculator. (http://www.papercalculator.org)) **Internal Sugarmade Statistics

We believe that trends in government, corporate and consumer awareness of the environmental impacts of paper production will increase demand for alternative paper supplies which are more environmentally friendly.  Within the market for environmentally friendly paper, we believe that our tree-free products are unique in their low carbon footprint.  In addition, our relationship with SCPC gives us access to experience in manufacturing tree-free paper and the ability to reach commercial scale quickly.  It is important to note that the tree-free paper market in North America is relatively young with little publically available data on the size of the market in relation to the overall paper industry. At this time, there is only anecdotal data referencing the growing demand in the United States and abroad for paper products from tree-free sources.

Our Partner SCPC: License and Territory

Through our third party contract manufacturers, our Company converts plant material from the waste residuals of sugar cane (bagasse) and bamboo to commercial grade tree-free fibers.  Our Company’s processes are proprietary.

Under the LSA, we are the exclusive distributor for all of SCPC’s tree-free and bagasse-based products in the Americas, Europe, Australia and New Zealand (the “Territories”).  As its exclusive licensee, SCPC has also assigned us their relevant production patents in the Territories. Our exclusive distribution and license agreement for the Territories has an initial term of 20 years with a renewable option at our discretion for an additional 20 years. Sugarmade has the right to request SCPC file for counterpart patent protection in Sugarmade’s territories and for copyright protection for the name “Sugarmade”, but we have not yet made such requests. We anticipate making such requests in the future.

Through our third party contract manufacturers, our Company has access to readily available commercial scale for the production of tree-free products. Moreover, because metric ton quantities of sugar cane and bamboo residual waste material are locally available (in China) to SCPC for tree-free pulp, we see little risk of product supply constraints.  We believe that our strong vendor relationships, continuing relationship with SCPC, together with our third party contract manufacturers, new processes and formulation and access to source materials provides us with a substantial barrier to entry for potential competitors.

While our Company is independent of SCPC, Clifton Leung the Chief Executive Officer and Chairman of SCPC is a member of our Board of Directors and shareholder of our Company.  We believe Mr. Leung’s involvement in our Company is invaluable both for his industry expertise and the attendant alignment of the interests of both SCPC and our Company.

Products

To date, we have focused our sales and marketing efforts on the printing, writing and copy paper market.  As of the date of this report, the Company has letter size – 8.5” x 11 printing, writing, and copy paper available for sale.

Over time, we plan to have a complete suite of tree-less paper products available for sale.  More specifically, our Company expects to have 32 separate SKU's (stock keeping units) of tree-free paper products in order to take advantage of all the products being produced by SCPC’s subcontractors  in commercially scalable quantities.  These 32 SKU's are expected to break down into four (4) product categories:

1

Printing, Writing, and Copy Paper (4 SKU’s)

a.

Letter size – 8.5” x 11”

b.

Legal size – 8.5” x 14”

2

Industrial/Commercial Packaging (2 SKU’s)

a.

Corrugated box

b.

Industrial paper

3

Roll Stock

a.

Web Roll Printing

b.

Converting

c.

High Speed Printing Applications

d.

4

Tableware/Foodservice items (Plates, Cups, etc.) (18 SKU’s)

a.

Plates – 10.25”, 10”, 9” and 8.75” rounds with or without compartments

b.

Bowls – 24 oz., 20 oz., 16 oz., 12 oz. with lids

c.

Away from home – 9”, 6” clamshells with or without compartments

d.

Trays – assorted sizes and shapes based on requirements

Production and Logistics

Our Company’s main third party contract manufacturing facilities are located in the city of Jiangmen and Goaming, in the province of Guangdong in the Peoples’ Republic of China.  These operations include pulping (from locally available bagasse and bamboo) and conversion (from pulp to finished product).  Based on assessment of our third party contract manufacturers’ capacities, we believe that Sugarmade’s tree-free paper production, through current subcontractors is currently operating at roughly 28% capacity. Further, Sugarmade and SCPC are evaluating other pulping and conversion facilities to augment or replace the current subcontractors.

After transport from the factory to the nearby port of Yan Tian, product is shipped to a warehouse located in Oakland, CA or shipped directly to the customer.  We have contracted for a warehousing facility that we use as a staging area for shipments throughout the U.S. as well as storage for inventory sold regionally. The third party warehouse can hold up to 2,000 shipping containers or 1.44 million cases of copy paper.

Between June 30, 2009 and June 30, 2011, the Company has purchased, sold or otherwise used approximately 49.85 metric tons of tree-free paper.  For the year ended June 30, 2012, our Company purchased an additional 347 metric tons of tree-free paper.

Target Markets

Our initial target markets are office supply retailers, corporate entities and government agencies.  We are currently in advanced discussions with retailers and distribution channels that service the corporate market as well as a number of large government agencies.  A number of these potential distribution channels and customers are testing our products.  We believe that our products' unique focus on sustainability and carbon footprint reduction has a significant appeal to these customers.

Product Pricing

The heightened environmental consciousness among society’s leaders and the general public (often referred to as the “Green Movement”) has spurred product marketers, distributors and wholesalers to seek better green alternatives to provide to their commercial, corporate, and retail clients.  We believe that this movement creates a unique and timely opportunity to gain market share as the sole commercial provider of 100% tree-free paper products.

While paper products made from tree-free sources are typically more costly than traditional virgin tree sources, we have made and intend to continue to make significant strides to narrow this cost gap.  Our goal is to provide the paper needs of a rapidly increasing share of the market through competitive pricing, uncompromising quality and the ability to produce our product to specific customer specifications.

Our products are priced competitively with products from recycled sources.  We believe this is a compelling price point, since ‘green’ products are often priced at a significant premium compared to the ‘non-green’ offerings.

Corporate Social Responsibility

Corporate Social Responsibility ("CSR") is the practice of corporate self-regulation integrated into an organization’s business model.  CSR takes into account the impact of business decisions on the environment, society, consumers, employees, stakeholders and other members of public sphere. The Company proactively promotes the public’s interest by encouraging community growth and development, and voluntarily eliminating practices that harm the public sphere.  Through the deliberate inclusion of public interest into corporate decision-making, and honoring the triple bottom line, People, Planet, and Profitability, we hope to better our communities for generations to come.

B-Corporation Status

Our Company has been certified as a “B Corp” by B Lab. The B Corporation certification is a validation process that requires companies to report and verify that they meet the sustainable and stewardship goals that B Lab sets forth to become a B Corporation. The certification process includes requirements that we have certain internal policies and procedures, such as allowing employees to donate up to 45 hours per year of their time for community service, and other reporting, governance and management practices intended to promote social and environmental responsibility. The certification process does not require that we change our bylaws, articles or the legal rights or remedies of our shareholders.  Our Company B Corp status has been fully recertified effective August 2012.  We are one of only two publically held companies to earn this certification.  B Corporation certification lasts for a period of two years.

Intellectual Property

In conjunction with SCPC, we rely on a combination of trademark, patent laws, trade secrecy laws and contractual provisions to protect ours and SCPC’s intellectual property rights.  SCPC holds several patents in the People’s Republic of China related to the production of tree-free paper. Sugarmade has the right to request SCPC to file for counterpart patent protection in Sugarmade’s territories and for copyright protection for the name “Sugarmade,” but we have not yet made such requests. We anticipate making such requests in the future. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, trade secrets or similar proprietary rights.  In addition, there can be no assurance that other parties will not assert infringement claims against us, or that we may have to pursue litigation against other parties to assert our rights.  Any such claim or litigation could be costly and we may lack the resources required to defend against such claims.  In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, and profitably exploit our products.

Competition

We face competition from traditional paper manufacturers as well as other manufacturers that claim to produce environmentally friendly products.  Paper is a mature industry with a number of manufacturers with significant capital resources, distribution channels and entrenched customer accounts.  We compete against traditional paper manufacturers primarily based on our environmental benefits.  As discussed above, our products compete well in terms of reduced environmental impact.  Our products are generally more expensive than paper manufactured from virgin wood.  Some customers will pay a premium for "green" or environmentally friendly paper, provided that the price is a reasonable premium, and the products are of comparable quality.  We also believe that we provide comparable quality as compared to virgin wood products in our product applications.  Currently, we are priced competitively with recycled paper products.  If there were a significant reduction in the cost of virgin wood based products, or if our costs of products were to rise significantly, it would reduce our ability to compete.

There are a number of manufacturers deploying different techniques to develop environmentally sensitive paper products.  Based on feedback from customers and potential customers of environmentally sensitive paper products, we classify these manufacturers into the following four distinct categories:

1.

Companies focused on very limited niche markets with limited distribution potential or limited access to commercial supply quantities.  In general, companies in this group find their products are too expensive for massive consumer scaled tree-free commodity products (e.g. Living Tree Paper Company, TreeFrog, Environmental Pulp and Paper Company Limited).

2.

Companies that in addition to employing bagasse or bamboo in their products, also include wood fillers, post-consumer waste and wood pulp or fiber whose products are not truly tree-free (e.g. Canefields, Terradigm, New Leaf Paper Company and Quena Paper Company).

3.

Companies producing a tree-free paper product employing wheat, corn, bananas or kenaf fiber.  These materials have not proven to yield a commercially successful product for scalable quantities (e.g. Echo Paper Store, Natures Paper Company, Banana Paper Company, and Vision Paper Company).

4.

Companies employing tree-free competitive products that are unable to meet standard quality requirements (e.g. “jam-free" copy paper) (e.g. ShangiHongtuo, Ltd.).

We believe the products we acquire from SCPC and their contract manufacturers are the only commercially scalable tree-free paper products able to meet U.S. customer product quality specifications (moisture content, multi-sheet feeding, etc.).In addition, we believe that our competitors lack economical access to the hundreds of thousands of metric tons of bagasse and bamboo available to SCPC.  Through SCPC, we believe we can supply commercial quantities of our products.

Regulation

SCPC’s contract manufacturers are subject to extensive regulation by various Chinese national and local agencies concerning compliance with environmental control statutes and regulations.  The major environmental regulations applicable to SCPC’s contract manufacturers include:

•

The Environmental Protection Law of the PRC

•

The Law of PRC on the Prevention and Control of Water Pollution

•

Implementation Rules of the Law of PRC on the Prevention and Control of Water Pollution

•

The Law of PRC on the Prevention and Control of Air Pollution

•

Implementation Rules of the Law of PRC on the Prevention and Control of Air Pollution

•

The Law of PRC on the Prevention and Control of Solid Waste Pollution

•

The Law of PRC on the Prevention and Control of Noise Pollution

SCPC’s contract manufacturers are also subject to periodic inspections by local environmental protection authorities.  SCPC’s contract manufacturers have received certifications from the relevant PRC government agencies in charge of environmental protection indicating that their business operations are in material compliance with the relevant PRC environmental laws and regulations.  To our knowledge, SCPC’s contract manufacturers are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

These regulations impose limitations (including but not limited to effluent and emission limitations) on the discharge of materials into the environment as well as require SCPC’s contract manufacturers to obtain and operate in compliance with conditions of permits and other governmental authorizations.  Future regulations could materially increase SCPC’s contract manufacturers’ capital requirements and certain of their operating expenses in future years. Such increases in SCPC’s contract manufacturers’ required outlays to comply with such regulation could result in higher costs being passed to our Company and could have a negative effect on the competitiveness of our product offerings.

Our Employees

We have approximately six full-time employees as of January 15, 2013.  None of our employees are subject to collective bargaining agreements.

Backlog

We do not have any material order backlog as of the date of this registration statement.

Seasonality

We do not expect that our business will experience significant seasonality.

DESCRIPTION OF PROPERTY

Our corporate offices are located at 2280 Lincoln Avenue, San Jose, California 95125, where we lease approximately 1,560 square feet of office space. This lease is for a term of 38 months and commenced in February 2011. The current monthly rental payment including utilities and operating expenses for the facility is approximately $4,700. We believe this facility is in good condition and adequate to meet our current and anticipated requirements.

Our company utilizes third party warehousing providers in California, Washington, Texas, and Massachusetts to store its products.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief.  The amount of the ultimate liability, if any, from such claims cannot be determined.  However, there are no legal claims currently pending or threatened against us that in the opinion of our management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed herein and any other periodic reports filed and to be filed with the Securities and Exchange Commission.

Overview and Financial Condition

Discussions with respect to our Company’s operations included herein refer to our operating subsidiary, Sugarmade-CA.  Our Company purchased Sugarmade-CA on May 9, 2011.  We have no operations other than those of Sugarmade-CA.  Information with respect to our Company’s nominal operations prior to the Sugarmade Acquisition is not included herein.

Results of Operations for the years ended June 30, 2012 and 2011.

Revenues

Our Company had net revenues totaling $141,750 and $37,629 for the years ended June 30, 2012 and 2011, respectively, an increase of $104,121 (276.7%).  Our net revenues for the year ended June 30, 2012 consist of gross sales totaling $237,156 and returns and allowances of $95,405.  During the fourth quarter of 2012, we became aware of quality issues surrounding our copy paper products.  We were able to trace the reported problems with paper quality back to manufacturing issues with our third party contract manufacturer.  Our Company has since implemented additional quality assurance procedures both during and at the completion of the production processes and believes that all known issues have been addressed.  As a result of the production difficulties, we issued full refunds to our customers for the poor quality paper, and as of the date of this report, we are working to deliver fully tested, quality paper to our customers to meet continuing demand.

Cost of goods sold

Total cost of goods sold increased by $248,588 from $59,083 for the year ended June 30, 2011 to $307,671 for the year ended June 30 2012.  Cost of goods sold in fiscal 2012 includes a provision for inventory obsolescence totaling $195,880 resulting from inventory quality issues we discovered during the three months ended June 30, 2012.  It was our management’s assessment that based on a thorough review of the inventory and the extent of the quality issues discovered, our Company’s inventory was materially impaired. Upon further analysis and estimations of our inventory’s future marketability, we recorded a charge for inventory obsolescence.   For the year ended June 30, 2011, the cost of goods sold also reflected a charge for inventory obsolescence totaling $32,634 resulting from a package redesign impacting the entire on hand inventory at that time.

Gross margin

Gross margin was a negative $165,921 for the year ended June 30, 2012 compared to a negative margin of $21,454 for the year ended June 30, 2011.  The overall negative gross margin for both years resulted from the provision for inventory obsolescence discussed above.  We had a positive gross margin from sales before our provision for inventory obsolescence in both fiscal 2012 and 2011.

Selling, general and administrative expenses

Selling, general and administrative expenses totaled $3,817,320 and $3,072,306 for the years ended June 30, 2012 and 2011, respectively.  Included in these expenses were payroll and related expenses of $1,255,462 and $1,148,252 during the years ended June 30, 2012 and 2011, respectively.  Included in our payroll and related expenses are charges for share based compensation totaling $204,404 for the year ended June 30, 2012 and 99,737 for the year ended June 30, 2011.  Consulting expenses totaled $1,880,747 and 1,545,912 during the years ended June 30, 2012 and 2011, respectively, while legal and auditing expenses totaled $104,783 and $141,056 during the years ended June 30, 2012 and 2011, respectively.  Included in consulting expenses are noncash charges for the issuance of common stock for services totaling $1,633,900 for the year ended June 30, 2012 and $2,027,938 for the year ended June 30, 2011.

Freight and shipping costs totaled $77,183 for the year ended June 30, 2012 compared to $8,980 for the year ended June 30, 2011.  The increased freight charges during 2012 reflected both increased customer sales compared to 2011 as well as the additional charges incurred in shipping additional product to our customers to replace their inventory of paper with reported quality issues.  Travel expenses totaled $156,149 and 38,986 during the years ended June 30, 2012 and 2011, respectively.  The increased travel related expenditures in 2012 resulted from additional travel and lodging for both the operations and sales teams.  Advertising and promotion totaled $61,281 and $23,975 during the years ended June 30, 2012 and 2011, respectively.

Amortization of license and supply agreement

We recognized amortization of our license and supply agreement with SCPC totaling $18,403 and $18,402 during the years ended June 30, 2012 and 2011, respectively.  The amortization represented the recognition of the cost of the SCPC agreement over its initial twenty year term on a straight line basis.  During the three months ended June 30, 2012, our management determined the value of the license and supply agreement with SCPC had been impaired as a result of changes in our manufacturing processes, enhancements to our product formulation and the limitations on our production credit facility.  During the year ended June 30, 2012, our company diversified our manufacturing and process management options to include other third party contract manufacturers.  Additionally, we developed a new formulation for the tree-free pulp, which has improved our overall paper quality.  Finally, we have been working to secure additional credit options to allow us to produce paper for inventory purposes and for sale to distribution partners.  Based on this assessment, the fair value of the remaining intangible asset was deemed negligible and as such the entire intangible asset totaling $318,983 was charged to operations during the three months ended June 30, 2012.

Interest expense and interest income

Interest expense totaled $2,156 for the year ended June 30, 2012 as compared to $93,584 for the year ended June 30, 2011.  Interest expense in fiscal 2012 resulted from expenses incurred in connection with a note payable to a bank with an outstanding balance totaling $150,000 from December 2011 through June 20, 2012. Interest expense in 2011 was primarily the result of amounts accrued and paid in cash under notes payable outstanding through April 2011.  Interest income totaled $1,376 and $20,275 during the years ended June 30, 2012 and 2011, respectively.  During the year ended June 30, 2011, a total of $693,900 in principal under outstanding promissory notes was converted to equity while principal outstanding totaling $162,000 was repaid in cash.  Interest income for the year ended June 30, 2011 was derived almost exclusively from a note receivable due from a stockholder of our Company (which note resulted in a charge to operations in fiscal 2011 totaling $159,902.)

Net loss

Net loss totaled $4,321,407 and $3,345,373 during the years ended June 30, 2012 and 2011, respectively.   Net noncash amounts included in our net loss in both years were $2,374,401 and 2,318,737, respectively.  Non-cash amounts reflected primarily share based compensation, issuances of common stock for services, the write-off of the intangible asset, provisions for inventory obsolescence and the loss on forgiveness of a note receivable.

Results of Operations for the three months ended September 30, 2012 and 2011

Revenues

Our Company had revenues totaling $48,207 and $26,546 for the three months ended September 30, 2012 and 2011, respectively, an increase of $21,661 or 81.6% from 2011 to 2012.  Revenues for the first fiscal quarter of 2012 reflected limited sales due to our focus on the production and shipment of replacement stock to some of our customers.  During the fourth quarter of 2012, we became aware of quality issues surrounding our copy paper products.  We were able to trace the reported problems with paper quality back to manufacturing issues with our third party contract manufacturer.  Our Company has since implemented additional quality assurance procedures both during and at the completion of the production processes and believes that all known issues have been addressed.  As a result of the production difficulties, we issued full refunds to our customers during the prior year and are currently shipping replacement paper meeting quality standards.

Cost of goods sold

For the three months ended September 30, 2012, our Company reported cost of goods sold totaling $47,671, as compared to no cost of goods sold for the comparable prior in 2011.  Our cost of sales for the first three months of fiscal 2013 reflect higher than normal freight charges due to industry surcharges assessed by the shipping carriers to companies using their ocean freight services.  As we ship our product from China, these surcharges negatively impact our profit margins.  We are managing our freight costs closely in an attempt mitigate some of these costs by using pre-purchased freight, alternative routes and /or longer lead times.  We are expecting our freight costs to return to more normal levels in the coming months.  For the three months ended September 30, 2011, we recorded no cost of goods sold as the cost of inventory liquidated during the quarter was previously written off in the prior year as a result of product packaging changes.

Gross margin

Gross margin was minimal for the first fiscal quarter of 2013 compared to margins totaling $26,546 for the same period in fiscal 2012.  The unusually high margins for the three months ended September 30, 2011 related to the sales of previously written off inventory.  As noted above, the focus on replacing our customers’ product coupled with higher than normal product costs let to a very small margin for the three months ended September 30, 2012.

Selling, general and administrative expenses

Selling, general and administrative expenses totaled $621,117 and $813,463 for the three months ended September 30, 2012 and 2011, respectively.  Included in these expenses for the first fiscal quarter of 2011 were $360,600 of non-cash related charges for stock compensation and consulting expenses, compared to $149,053 of non-cash related costs for stock compensation and consulting services for the three months ended September 30, 2012.    Payroll and related expenses including noncash items totaled $330,718 and $289,702 during the three months ended September 30, 2012 and 2011, respectively.  Consulting expenses totaled $141,173 and $386,288 during the three months ended September 30, 2012 and 2011, respectively, while legal and accounting expenses totaled $34,694 and $43,728 during the three months ended September 30, 2012 and 2011, respectively.   Included in consulting expenses are noncash charges for the issuance of common stock for services totaling $93,745 for the three months ended September 30, 2012 and $301,000 for the three months ended September 30, 2011.

Interest expense and interest income

Interest expense totaled $7,870 for the three months ended September 30, 2012 compared to none for the same period in 2011.    Interest expense in the first quarter of fiscal 2013 resulted from our note payable with our bank totaling $150,000, as well as interest from the convertible notes payable and the related amortization of the discount on the convertible notes.  Net convertible notes payable including accrued interest totaled $205,797, consisting of gross notes payable of $241,803, and discounts on notes payable totaling $36,006.

Net loss

Net loss totaled $628,318 and $790,825 for the three months ended September 30, 2012 and 2011, respectively.  As mentioned previously, noncash amounts included in net loss for the first fiscal quarter of 2013 $149,053, while non-cash charges for the same period in fiscal 2012 totaled $ 360,600.

Liquidity and Capital Resources

We have primarily financed our operations through the sale of unregistered equity, warrants and convertible notes payable.  As of September 30, 2012, our Company had cash totaling $188,697, current assets totaling $327,556 and total assets of $336,317. We had current liabilities totaling $631,795 and total liabilities of $837,592, with a negative working capital of $304,239.  Stockholders’ equity reflected a deficit of $501,275

Net cash used by operating activities was $245,584 for the three months ended September 30, 2012, a decrease of $413,876 from the comparable figure of $659,4690 for the three months ended September 30, 2011.  The decrease of net cash flows used in operation activities resulted from the increase in our liabilities and accrued compensation costs.

For the three months ended September 30, 2012, we did not have cash flows from investing activities, and only minor activities for the three months ended September 30, 2011 related to the purchase of computer and related equipment.

Net cash provided by financing activities totaled $242,181 for three months ended September 30, 2012 as compared to none for the first three months of fiscal 2012.  The net cash provided by financing activities for the period was mainly attributable to proceeds from the issuances of notes payable and convertible notes payables.

Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses.  Other than the notes payable discussed above, borrowings from our bank and the production credit facility with our suppliers, we do not have any credit agreement or source of liquidity immediately available to us.

Given estimates of our Company’s future operating results and our credit arrangements with our suppliers, we are currently forecasting that we will need to secure additional financing to obtain adequate financial resources to reach profitability.  As of the date of this report, we estimate that the cash necessary to implement our current business plan for the next twelve months is approximately $2,500,000.  As of September 30, 2012, we had a cash balance of approximately $188,697.  However, we cannot provide any assurances that we will be able to raise additional funds to meet our cash needs; that the cash required to implement our current plan will not exceed our estimated amount of $2,500,000; or that we can achieve profitability with the estimated amounts we determined above, or that we will ever achieve profitability.

Based on our need to raise additional funds to implement our business plans for the next twelve months, we have included a discussion concerning the presentation of our financial statements on a going concern basis in the notes to our financial statements and our independent public accountants have included a similar discussion in their opinion on our financial statements through June 30, 2012.  We will be required in the near future to issue debt or sell our Company’s equity securities in order to raise additional cash, although there are no firm arrangements in place for any such financing at this time.  We cannot provide any assurances as to whether we will be able to secure the necessary financing, or the terms of any such financing transaction if one were to occur.  The failure to secure such financing could severely curtail our plans for future growth or in more severe scenarios, the continued operations of our Company.

Capital Expenditures

Our current plans do not call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment as we add employees to our Company.  We are however continually evaluating the production processes of our third party contract manufacturers to determine if there are investments we could make in their processes to achieve manufacturing improvements and significant cost savings.  Any such desired investments would require additional cash above our current forecast requirements.

Critical Accounting Policies Involving Management Estimates and Assumptions

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ significantly from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition.  Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when collection is considered to be probable and products are delivered.  This generally occurs upon shipment of the merchandise, which is when legal transfer of title occurs.  In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met.  We currently have a consignment arrangement with one of our customers. We record revenue on consignment goods when the consigned goods are sold by the consignee and all other above mentioned revenue recognition criteria have been satisfied.   Cash deposits received in connection with the sales of our products prior to their being delivered is recorded as deferred revenue.

During the year ended June 30, 2012, we became aware of quality issues surrounding our copy paper products.  We were able to trace the reported problems with paper quality back to manufacturing issues with our third party contract manufacturer.  Our Company has since implemented additional quality assurance procedures both during and at the completion of the production processes.  During the quarter ended September 30, 2012, our Company had limited sales as we focused our efforts on producing replacement product for customers who had been impacted by the paper quality issues.

Cash

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts).  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts.  We grant unsecured credit to our customers deemed credit worthy.  Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis.  At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts.  Since we cannot necessarily predict future changes in the financial stability of our customers, we cannot guarantee that our allowance for doubtful accounts will be adequate.

From time to time, we may have a limited number of customers with individually large amounts due.  Any unanticipated change in a customer’s creditworthiness could have a material effect on our results of operations in the period in which such changes or events occurred.  Accounts receivable at September 30, 2012 was $2,145, which we expect to be collectible.

Inventory

Inventory consists of finished goods paper and paper-based products ready for sale and is stated at the lower of cost or market.  We value inventories using the weighted average costing method.  Our Company’s policy is to include as a part of inventory any freight incurred to ship the product from our contract manufactures to our warehouses.  Outbound freights costs related to shipping costs to our customers are considered period costs and reflected in selling, general and administrative costs.  Outbound freight costs to customers were minimal for the three months ended September 30, 2012 and 2011. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.  During the fourth quarter of fiscal 2012, our Company became aware of quality issues surrounding its copy paper products.  As a result of these quality issues, we determined that the historical inventory values were not realizable and we recorded a reserve for inventory obsolescence.  The balance for this reserve totaled $195,880 at September 30, 2012.

Other current assets

Other current assets consist mainly of prepaid insurance, deposits and other related expenses.

Equipment

Equipment is stated at cost, less accumulated depreciation.  Expenditures for maintenance and repairs are charged to expense as incurred.  Items of equipment with costs greater than $1,500 are capitalized and depreciated on a straight-line basis over their estimated useful lives ranging from 3-7 years.

Intangible assets

We had intangible assets related to the exclusive license and supply agreement (“LSA”) with Sugar Cane Paper Company.    During the year ended June 30, 2012, we performed a review of the LSA including estimations of the likely future cash flows to be derived from the LSA.  Upon completing the review, it was management’s assessment that due to changes in our Company’s manufacturing process, enhancements to the product formulation and the limitations on the credit facility, the fair value of the intangible asset had been impaired to the level that the asset has negligible remaining value. As such, our Company recorded an impairment charge totaling $318,983 for the remaining value of the license and supply agreement as of June 30, 2012.

Valuation of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.  As noted above, for the year ended June 30, 2012, it was determined that the carrying value of our intangible assets should be zero and we recorded an impairment charge for the full carrying value.

Income taxes

We provide for federal and state income taxes currently payable, as well as for those deferred due to timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates is recognized as income or expense in the period that includes the enactment date.

The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authority's widely understood administrative practices and precedents.

Stock based compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  We estimate the fair value of employee stock options granted using the Black-Scholes-Merton Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock.  We use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.  Non-employee stock grant costs are measured and recognized upon completion of performance and tied to the contractual obligations of the parties we transact with.

Loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Recent accounting pronouncements

For discussion of recently issued and adopted accounting pronouncements, please see Note 1 to the Sugarmade financial statements included herein.

MANAGEMENT

Prior to the date of the Exchange Agreement, our Board of Directors consisted of one sole director, Kevin Russeth, who was elected to serve until his successor is duly elected and qualified or until the next annual meeting of our stockholders. Mr. Russeth resigned from our Board of Directors on June 14, 2011.  Scott Lantz was appointed to our Board of Directors effective on the date of the Exchange Agreement. Clifton Kuok Wai Leung, Sandy Salzberg, C. James Jensen and Ed Roffman were appointed to our Board of Directors on June 14, 2011. In addition, effective on the date of the Exchange Agreement Mr. Russeth resigned each of his officer positions with our company and we appointed Mr. Lantz our Chief Executive Officer and Chief Financial Officer.

Effective November 27, 2012, Ed Roffman and C. James Jensen resigned from the Board of Directors of the Company.  The resignations were not the result of any disagreements with the Company.  Also effective November 27, 2012, the Board of Directors of the Company appointed Stephan P. Pinto and Jonathan Leong to the Board of Directors to fill the vacancies created by the resignations of Mr. Roffman and Mr. Jensen.  Effective December 6, 2012, the Board of Directors of the Company voted to increase the number of directors to 7, and appointed Kevin Kearney and Henry Michon to the Board of Directors to fill the vacancies created by the increase in the number of directors.  The Board of Directors also appointed Mr. Stephan Pinto to serve as Chairman of the Board of Directors.

The names of our current officers and directors, as well as certain information about them, are set forth below:

Name

Age

Position

Scott Lantz

37

Chief Executive Officer, Chief Financial Officer and Director

Stephan P. Pinto

58

Chairman and Director

Clifton Kuok Wai Leung

31

Director

Sandy Salzberg

51

Director

Jonathan R. Leong

60

Director

Henry Michon

62

Director

Kevin M. Kearney

59

Director

Scott Lantz.  Mr. Lantz was appointed as our Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors and a Director of our Company on May 9, 2011.  Effective December 6, 2012, Mr. Pinto was appointed as Chairman of the Board.  Mr. Lantz has served has the Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors and a Director  of our subsidiary since December 2009 and was a co-founder of our subsidiary in 2009.  From November 2002 to February 2009, Mr. Lantz was employed by The Margarita King, a privately held consumer packaged goods company, during which time he served as its Chief Operating Officer and its Vice President of Sales.

Stephan P. Pinto.  Mr. Pinto was appointed to our Board of Directors on November 27, 2012.  Mr. Pinto has served for the past 14 years as President and Chief Executive Officer of Allied Financial Services, Inc., which is an investment and advisory company making investments on behalf of itself and others in emerging companies and real estate syndications. Between October 2009 and July 2010, Mr. Pinto also held the position of Chairman of the Board of directors of our then private subsidiary, Sugarmade, Inc., a California corporation, prior to our acquisition of the subsidiary on May 9, 2011.

Clifton Kuok Wai Leung. Mr. Leung was appointed to our Board of Directors on June 14, 2011. Mr. Leung has served as a member of the Board of Directors of our subsidiary since October 2009, and is also the Chief Executive Officer and 100% owner of SCPC since early 2006.

Sandy Salzberg. Mr. Salzberg was appointed to our Board of Directors on June 14, 2011.   Mr. Salzberg has served as a member of the Board of Directors of our subsidiary since August 2010.   Since April 2003, Mr. Salzberg is the President of Shasta Inc.  Prior to that, from May 1988 to June 1991 Mr. Salzberg served as Area Vice President with PepsiCo’s Frito-Lay Snack division.  From March 1986 to April 2001, Mr. Salzberg was a Regional Vice President at the Frito-Lay Snack Division of PepsiCo.  Mr. Salzberg has a Bachelor’s Degree in Marketing from the University of Washington.

Jonathan R. Leong.  Mr. Leong was appointed to our Board of Directors on November 27, 2012.  Mr. Leong is the owner of JLA Risk Services and Insurance Agency, an insurance agency and safety engineering company.  He is also the founder of Legends Bar and Jalapeno Mex Grill which are both located at the San Francisco International Airport.  From 1988 to 1994, Mr. Leong was also the founder and director or Isys Inc., a high speed vision inspection system for paper, steel, aluminum and manufacturing.  Mr. Leong is the Chairman and Founder of the Asian American Donor Program, which is an out-reach program for donors to support bone marrow transplants.  He serves as a governor-appointed board member of the California Earthquake Authority, a public-private earthquake insurance agency.  Mr. Leong is a board member of Asian Inc., which focuses on low income housing and small businesses.  He is also a board member of I Hear Inc., a company developing a new kind of hearing aid.

Henry Michon.  Mr. Michon was appointed to our Board of Directors on December 6, 2012.  Mr. Michon is currently the Senior Vice President of Regional Sales and Merchandising for Safeway, Inc.  Safeway is a Fortune 500 company and the second largest supermarket chain in North America with over 1600 stores and estimated annual revenues of over $40 billion.  Mr. Michon has worked with Safeway since 1990 and has held numerous management positions of increasing responsibility throughout his career with Safeway.  For the last 13 years, Mr. Michon has also been the Board President of the Northern California Food Industries Circle which raises funds for the City of Hope, California.  Mr. Michon has served for the last 10 years as the Board President of the Northern California Food and Drug Industry Alliance which raises funds for Easter Seals.  He has been involved with Easter Seals for the last 20 years and presently serves as a Director on the Board of Directors for Easter Seals of Northern California.  Over the last 25 years, Mr. Michon has been instrumental in raising over $50 million for both of these charitable organizations. Mr. Michon serves on the National Hispanic University Board of Directors located in San Jose, California, and has received numerous awards and national recognition for his humanitarianism, community service and charitable works. Mr. Michon has a Bachelor of Arts Degree in Business and Marketing from Saint Mary’s College.

Kevin M. Kearney.  Mr. Kearney was appointed to our Board of Directors on December 6, 2012.  Mr. Kearney is the President of Kearney & O’Banion, Inc., which he founded in 1980.  Kearney & O’Banion specializes in commercial properties in San Francisco and the surrounding Bay area and has generated revenues in excess of $180 million.  Mr. Kearney is responsible for marketing and sales efforts, developing and presenting proposals with cost estimates, contract negotiations, pre-construction consulting, and design and project management services.  Since 2001, Mr. Kearney has also been a member of the Board of Directors of Promia, Inc., an established development firm and software provider for cyber security. Promia specializes in providing solutions designed to support highly secure, reliable, scalable and interoperable business applications for large corporations, and its customers include the U.S. Navy, National Security Agency as well as a number of Fortune 500 companies. Mr. Kearney received his MFA, Magna Cum Laude, from the University of California, Davis.

In evaluating director nominees, our Company considers the following factors:

•

The appropriate size of the Board;

•

Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees;

•

Experience with accounting rules and practices; and

•

The nominees’ other commitments.

Our Company’s goal is to assemble a Board of Directors that brings our Company a variety of perspectives and skills derived from high quality business, professional and personal experience.  Other than the foregoing, there are no stated minimum criteria for director nominees.

Specific talents and qualifications that we considered for the members of our Company’s Board of Directors are as follows:

•

Mr. Lantz, in addition to his role as a director and until recently Chairman of the Board, is our Company’s Chief Executive Officer.  We feel that the senior member of our management team is the appropriate key participant of our Board of Directors.

•

Mr. Pinto brings many years of experience as an executive of his own company, coupled with unique knowledge of our Company from his time spent as Chairman of the Board and director of our subsidiary Sugarmade-CA prior to our acquisition.

•

Mr. Leung, in addition to his role as a director, is SCPC’s Chief Executive Officer.  The combination of the desirability of a close working relationship between our Company and SCPC as well as the significant equity ownership of Mr. Leung, makes his membership on our Board of Directors highly desirable to our Company.

•

Mr. Salzberg has deep experience in consumer products marketing.  With 28 years at senior level positions in Fortune 100 consumer packaged goods companies, Mr. Salzberg has had experience in both domestic and international markets and within multiple segments of retail and wholesale product marketing channels.  During his tenure as the president of Shasta Beverages, Inc. and earlier while serving as the Regional Vice President with PepsiCo's Frito-Lay Snack division, he has been a key contributor in increasing sales and achieving high growth rates at both organizations.  We believe Mr. Salzberg's strong record of sales growth achievement are a significant asset and complement to Mr. Lantz's sales talents and will significantly benefit our Company's Board of Directors.

•

Mr. Leong brings broad experience as founder and executive of many companies and organizations in a variety of fields.  As the founder and director of Isys Inc. he gained relevant knowledge regarding paper as the company’s high speed vision inspection system was used in U.S. Currency printing and inspection.  The board also expects to gain valuable insight from Mr. Leong in the areas of retail and consumer packaged goods businesses.

•

Mr. Michon’s extensive knowledge and experience in the areas of retail and consumer products are expected to be very beneficial to the Company.   In his current position as Senior Vice President of Regional Sales and with over 35 years at Safeway, Inc., the second largest supermarket chain in North America, Mr. Michon brings invaluable insight in the areas of retail sales, marketing and consumer products.

•

Mr. Kearney founded Kearney & O’Banion, Inc. and is currently its president, focusing on the sales and marketing efforts of the company.  His general business knowledge and many years of presenting proposals, contract negotiations and project management will be of benefit to our Company and the board as we continue our planned growth.

There are no family relationships among any of our officers or directors.

Corporate Governance

Leadership Structure

Prior to the consummation of the Exchange Agreement we had only one director who also served as our Chief Executive Officer. Following the Exchange Agreement, Scott Lantz acted as our Chairman and Chief Executive Officer.  Following the expansion of our Board to seven board members, and the appointment of Stephan Pinto as Chairman, our Board of Directors now has a lead independent director. Our Board of Directors has determined that its leadership structure was appropriate and effective for the Company given its stage of operations.  Mr. Lantz is currently our President and Chief Executive Officer.

Board Committees

We presently have an audit committee and a compensation committee.  The audit committee is primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. The compensation committee is primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.  We presently do not have a nominating committee and do not foresee the need for such a committee at this time.  The responsibilities of the nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. Until there is a need for a nominating committee, these decisions will continue to be made by our Board of Directors.

Director Independence

The Board has determined that Messrs. Salzberg, Leong, Michon and Kearney are independent as the term "independent" is defined by the rules of NASDAQ Rule 5605.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.  Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

SELLING STOCKHOLDERS

We are registering 6,068,700 shares of our common stock pursuant to this prospectus (3,063,100 shares of outstanding common stock and 3,005,600 shares of common stock issuable upon the exercise of outstanding warrants to purchase common stock).  See also “PROSPECTUS SUMMARY—Recent Transactions,” above.  This prospectus is a part of that registration statement.

The following includes a summary of any transaction occurring since January 1, 2010, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

•

Effective May 11, 2012, our Company entered into a Share Cancellation Agreement with Clifton Leung, a director and shareholder of our Company, pursuant to which Mr. Leung agreed to the cancellation of 500,000 shares of Company common stock held by him.  In consideration for the cancellation, our Company agreed to pay Mr. Leung $5,000 representing a price of $0.01 per share of common stock.  Our Company accounted for this transaction as a purchase and immediate retirement of treasury shares.  Effective June 30, 2012, Mr. Leung forgave the amount owed to him from the share cancellation agreement.

•

On October 1, 2012, our Company obtained a $3 million dollar production line of credit line from Norco Sourcing (Hong Kong) Company Ltd (“Norco”).  One of our directors, Clifton Leung, has an ownership interest in Norco.  The line of credit will allow our Company to produce product for inventory purposes without the need for customer purchase orders as a requirement to order product from its contract manufacturer.  The line of credit will bear interest at 9% per annum and require payment 60 days after shipment of the product.  For the initial three to four months, the line will fund the full cost of the production, after which our Company will pay a 40% deposit for subsequent productions.  Additionally, once our Company utilizes the line of credit, we will grant Norco 100,000 shares of Common stock and warrants to purchase 100,000 shares of the  Company’s common stock at an exercise price of $0.01 per share.   Similarly, once our Company outstanding balance on the line exceeds $1,000,000 dollars, our Company will issue an additional 100,000 shares of stock and warrants to purchase 100,000 shares of stock at an exercise price of $0.01 per share. Finally, if our Company exceeds $2,000,000 balance on the line, our Company will again issue 100,000 shares of stock and warrants to purchase 100,000 shares of stock at an exercise price of $0.01 per share.  As of January 15, 2013, the company has not utilized the Norco production credit line.

•

On April 27, 2011, we issued a total of 2,484,299 and 800,000 shares of common stock to Scott Lantz our Chief Executive Officer and Clifton Leung, a member of its Board of Directors, respectively, in exchange for nominal cash consideration.

•

On May 9, 2011 we completed the Cancellation Agreement with Kevin Russeth, Steven Davis and Jonathan Shultz.  At the time of the Cancellation Agreement, Mr. Russeth was our sole director and was our Chief Executive Officer and Chief Financial Officer.  In addition, each of Messrs. Russeth, Davis and Shultz were stockholders of our Company holding in excess of 10% of our outstanding common stock.  Under the terms of the Cancellation Agreement, Messrs. Russeth, Davis and Shultz cancelled 8,500,000 shares of our common stock held by them in exchange for Sugarmade-CA's agreement to consummate the transactions contemplated by the Exchange Agreement and 200,000 warrants to purchase shares of our common stock.  The warrants are three year warrants to purchase common stock at a price of $1.25 per share.  Also under the terms of the Cancellation Agreement, Messrs Russeth and Shultz agreed to redeem an aggregate of 262,500 shares of our outstanding common stock in exchange for cash payments aggregating to $210,000.

•

Effective, May 2011,  we entered into a twenty-five month consulting agreement with Mr. Joseph Abrams for him to provide assistance in a variety of areas including defining and communicating the Company message, identifying strategic growth areas, identifying potential merger or acquisition candidates, introductions to potential business development partners, introductions to potential capital partners and defining marketing and sales opportunities. In connection with this Agreement, the company issued Mr. Abrams 500,000 shares of common stock.  In December 2011, our Company vested all of the remaining unvested shares.  For the year ended June 30, 2012, we recorded noncash charges totaling $1,547,000 in connection with this stock issuance.

•

In 2010, Sugarmade-CA loaned money to Ethan Farid Jinian in exchange for a note payable secured by shares of stock in our Company.  At the time of the loan, Mr. Jinian was a former director and executive officer of Sugarmade-CA and was a 5% stockholder.  The loans bore interest at a rate of 14 percent per annum.  The largest amount outstanding under the loan was $163,000.  Mr. Jinian repaid the loan in its entirety through the tender to Sugarmade-CA of 59,962 shares of common stock for cancellation.

•

Effective January 1, 2011, we entered into the LSA with SCPC.  We are dependent on SCPC to supply us with paper products and our costs of goods sold, exclusive of freight and transportation costs and inventory obsolescence are generally comprised of payments to SCPC for our products.  Clifton Leung, a director and stockholder in our Company is the Chief Executive Officer and 100% owner of SCPC.

•

On April 27, 2011, we issued two-year warrants to purchase up to 600,000 shares of our common stock with an exercise price of $1.25 per share to George Mainas, Kevin Kearney and Garrett Cecchini in exchange for consulting services performed on our behalf.

•

On November 22, 2010, we issued 500,000 shares of common stock to George Mainas and Garrett Cecchini in exchange for consulting services performed on our behalf.

The price at which we issued common stock and the exercise price of the accompanying warrants were negotiated with the purchasers and reflected our progress at the time of the issuance, our cash position and the amount of funds being invested.  Our progress and the relative strength of our cash position favorably impacted (i.e. increased the price per share and exercise price per share) while the size of the cash contributed tended to result in more favorable terms for the investor (i.e. lowered the price per share and exercise price per share).

The following table provides information regarding the beneficial ownership of the outstanding shares of our common stock by the selling stockholders.  In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, we have included all shares of common stock owned or beneficially owned by that selling stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities and Exchange Act of 1934, as amended (“Exchange Act”) and includes shares which can be acquired within 60 days through exercise or conversion of a security. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.  Each selling stockholder's percentage of ownership in the following table is based on the 10,538,526 shares of our common stock outstanding as of January 15, 2013 and options and warrants expected to be exercisable as of March 16, 2013 (within sixty days of January 15, 2013) totaling 4,230,427.  In determining the percentage of shares beneficially owned, we have used the sum of these common stock amounts or 14,768,953 shares as the total common stock in order to determine the percentage of class beneficially owned on the table that follows.

Name (4) (5)	Beneficial Ownership Common Shares Before Offering Number of Shares	Beneficial Ownership Options/Warrants to Purchase Common Shares Before Offering Number of Shares	Number of Shares Being Registered (1)	Number of Shares Underlying Warrants Being Registered (2)	Beneficial Ownership After Offering Shares (3)	Percentage
George Mainas	410,000	300,000	355,000	300,000	55,000	0.37%
Garrett Cecchini and Sheri Cecchini	122,000	287,000	67,000	287,000	55,000	0.37%
Joseph Amato	160,000	160,000	160,000	160,000	-	- %
Sandor Capital Master Fund, L.P.	160,000	160,000	160,000	160,000	-	- %
Ralph Katsman	160,000	160,000	160,000	160,000	-	- %
Kevin M Kearney	160,000	150,000	105,000	150,000	55,000	0.37%
C. James Jensen	200,000	161,111	100,000	100,000	161,111	1.09%
Steve Wilson	280,000	100,000	100,000	100,000	180,000	1.23%
Sanford Salzberg	100,000	166,667	100,000	100,000	86,111	0.58%
2030 Investors 401K Plan Ellison Morgan	100,000	100,000	100,000	100,000	-	- %
Mike Broadwell	100,000	100,000	100,000	100,000	-	- %
Steve Davis	175,000	50,000	175,000	50,000	-	- %
David Strausborger	80,000	80,000	80,000	80,000	-	- %
Equity Trust Company dba Sterling Trust Custodian fbo Mark Geist	80,000	80,000	80,000	80,000	-	- %
Ginger Faria	80,000	80,000	80,000	80,000	-	- %
Lovitt & Hannan, Inc., Salary Deferral Plan, FBO J. Thomas Hannan	210,000	80,000	210,000	80,000	-	- %
Marger Investments, LLC	80,000	80,000	80,000	80,000	-	- %
IROQUOIS Master Fund Ltd	80,000	80,000	80,000	80,000	-	- %
Kevin Russeth	50,000	100,000	50,000	100,000	-	- %
Dennis R. Pinto	64,000	64,000	64,000	64,000	-	- %
Pensco Trust FBO Daniel D Tompkins	60,000	60,000	60,000	60,000	-	- %
Jonathan Shultz	62,500	50,000	62,500	50,000	-	- %
Stephan P. Pinto	284,404	49,000	49,000	49,000	235,404	1.59%
Jennifer Mack Urquhart & Jeffrey Griffiths Wilmot	43,200	43,200	43,200	43,200	-	- %
Marc Jalbert	40,000	40,000	40,000	40,000	-	- %
Mark Shigihara	40,000	40,000	40,000	40,000	-	- %
Stanley Trilling Trust	40,000	40,000	40,000	40,000	-	- %
Alicia Pinto	32,000	32,000	32,000	32,000	-	- %
Jonathan Hayden	32,000	32,000	32,000	32,000	-	- %
Karim Merzian	34,000	149,872	28,000	28,000	127,872	0.87%
Ed Roffman	161,000	61,111	25,000		197,111	1.33%
Nelson P. Pinto	20,000	20,000	20,000	20,000	-	- %
Pax Beale Trustee and Sophie Taggart Trustee for Pax Beal and Sophie Taggart Trust	20,000	20,000	20,000	20,000	-	- %
Thomas A. Packer	20,000	20,000	20,000	20,000	-	- %
William Wilt	20,000	20,000	20,000	20,000	-	- %
David Bistirlic	20,000	20,000	20,000	20,000	-	- %
William Corbet	20,000	32,500	20,000	20,000	12,500	0.08%
Darren Edwards	15,200	15,200	15,200	15,200	-	- %
Dylan J. Quiros	9,200	42,741	9,200	9,200	33,541	0.23%
Alexander Choulos	8,000	8,000	8,000	8,000	-	- %
Jay Endsley	8,000	8,000	8,000	8,000	-	- %
Jeff Salzwedal	-	20,000	-	20,000	-	- %
The Mark and Susan Sandson Revocable Living Trust UA February 18, 1997	15,000	-	15,000	-	-	- %
The Daniel David Tompkins Separate Property Trust Under Trust Dated August 8, 2006	30,000	-	30,000	-	-	- %

	3,885,504	3,391,846	3,063,100	3,005,600	1,198,650	8.12%

(1) Represents the number of shares held by the selling stockholders which we have agreed to include in this Registration Statement.
(2) Represents the number of shares underlying warrants held by the selling stockholders which we have agreed to include in this Registration Statement.

(3) Assumes all of the shares being offered under this prospectus will be sold by the selling stockholders.  However, we are unable to determine the exact number of shares that will actually be sold or when or if sales will occur.

(4) The natural person(s) or company that has the ultimate voting or investment control over the shares held by the named selling stockholders is as follows:

Sandor Capital Master Fund, L.P. – John S. Lemak, Manager

2030 Investors 401K Plan Ellison Morgan – Ellison Morgan

Equity Trust Company dba Sterling Trust Custodian fbo Mark Geist -Mark Geist

Lovitt and Hannan, Inc. – J. Thomas Hannan

Marger Investments, LLC – Jerome Marger, Member

Iroquois Capital - Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF, they may be deemed to have voting control and investment discretion over securities held by each of the Iroquois Funds.

Pax Beal and Sophie Taggart Trust – Pax Beal

The Mark and Susan Sandson Revocable Living Trust UA February 18, 1997—Mark Sandson, Trustee

The Daniel David Tompkins Separate Property Trust Under Trust Dated August 8, 2006—Daniel Tompkins, Trustee

(5) The totals for the following listed shares of common stock and warrants to purchase common stock include the following:

Karim Merzian – 1) Karim Merzian & Sylvie Merzian Trust – 8,000 shares and a warrant to purchase 8,000 shares; 2) Ameriprise Trust Company, FBO Karim Merzian – 20,000 shares and a warrant to purchase up to 20,000 shares;

Garrett Cecchini – Garrett and Sheri Cecchini – 37,000 shares and a warrant to purchase up to 37,000 shares;

To our knowledge, based on information obtained from the selling stockholders, none of the selling stockholders currently have short positions in our common stock, nor is any of the selling stockholders a registered broker-dealer or an affiliate of a broker-dealer.

Relationships with the Selling Stockholders

With the exception of Sanford Salzberg (current Board members), Stephen P. Pinto (current Chairman and Board member), C. James Jensen and Ed Roffman (former Board members), Kevin Russeth (former officer, director and 10% or greater shareholder), Jonathan Shultz (former 10% or greater shareholder), and Steve Davis (former 10% or greater shareholder and legal counsel), none of the selling stockholders has had any position, office or other material relationship with us within the past three years.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  The selling stockholders may sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.  No other executive officers received total annual compensation in excess of $100,000.

Change in

Pension

Value and

Non-Qual.

Deferred

Stock

Option

Non-equity

Compens.

All Other

Salary

Bonus

Awards

Awards

Incentive

Earnings

 Comp.

Total

Position

Year(2)

($)

($)

($)

($)(3)

Comp ($)

($)

($)(1)

($)

Scott Lantz (3)

2012

216,000

-

-

-

-

14,568

230,568

2011

132,500

-

742,785

-

-

-

5,004

880,289

President/Chief Executive Officer/Director since May 9, 2011.

Harold Jackson

2012

150,000

-

-

7,312

-

-

16,380

173,692

2011

18,750

-

-

8,592

-

-

1,356

28.698

Vice President, Sales since May 1, 2011

Fred Ruffin

 2012

150,000

-

-

6,500

-

-

9,456

165,956

2011

15,000

-

-

7,637

-

-

788

23,425

Vice President, Operations since May 1, 2011

(1)

– All other compensation consists of health insurance premiums paid by our Company on behalf of the individual.

(2)

– Fiscal year ended June 30th.

(3)

– Option award vested in the current fiscal year.

Employment Agreements

We have no employment agreements in effect for any named executive officers as of the date of this report.  Mr. Lantz’s annual salary at the time of this filing is $216,000.  His compensation is determined by the Board of Directors of our Company on a periodic basis.

Grants of Stock and Other Equity Awards

During the fiscal year ended June 30, 2012, there were no option or equity awards to our named executive officers.

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards for each named executive officer as of June 30, 2012:

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Scott Lantz
Harold Jackson	121,874	103,126		1.25	4/27/2021
Fred Ruffin	108,333	91,667		1.25	4/27/2021

Option Exercises

During the fiscal year ended June 30, 2012, there were no option exercises by our named executive officers.

Compensation of Directors

On April 27, 2011, the Board of Directors of Sugarmade-CA approved compensation for outside directors in the amount of 100,000 stock options vesting over 3 years at an exercise price of $1.25 per share.  Additionally, the Board of Directors of Sugarmade-CA also approved a stock grant of 100,000 shares of our Company’s common stock (subject to a 3 year repurchase option by our Company) to a director for services rendered as the Head of the Audit committee and financial expert.  Our Company also issued 100,000 shares of its common stock (subject to a 2 year repurchase option) to a director for sales and advisory services.

Other than the reimbursement of actual and ordinary out-of-pocket expenditures, we did not compensate any of our directors for their services as directors during the fiscal year ended June 30, 2012.

Stock Option Plan

On April 27, 2011, the Company’s Board of Directors approved the adoption of the 2011 Stock Option/Stock Issuance Plan (the “2011 Plan”) and reserved 1,500,000 shares of common stock for issuance under the 2011 Plan.  The 2011 Plan provides for the issuance of both non-qualified stock options and incentive stock options (“ISOs”), and permitted grants to employees, non-employee directors and consultants of the Company.   Generally, stock option grants under this plan will vest over a period of three years and have a term not to exceed 10 years, although the Plan Administrator has the discretion to issue option grants with varying terms and vesting periods.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons, Promoters and Certain Control Persons

The following includes a summary of any transaction occurring since July 1, 2011, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of our average total assets at year end for the two most recently completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

•

On November 30, 2012, our Company issued a convertible promissory note in the amount of $100,000 to Jonathan Leong, one of our directors, as part of a financing involving eleven accredited investors. The convertible promissory note must be repaid by our Company within 9 months from the date of issuance; accrues interest at the rate of 14%; and is convertible at the election of the note holder at such time as our Company has raised a minimum of $500,000 in equity in a subsequent equity financing, at the conversion price which is the lower of 80% of the per share purchase price paid for the securities by the investors in the subsequent financing, or $.50 per share.  Unless this promissory note is converted or repaid earlier, our Company must pay the note holder the amount of the then accrued interest on the three month anniversary, six month anniversary, and nine month anniversary of the issue date. In connection with the issuance of the promissory notes, Mr. Leong received two-year warrants to purchase 15,000 shares of common stock at $.50 per share, and two-year warrants to purchase 25,000 shares of common stock at $.01 per share.

•

On November 29, 2012, the Company entered into a Share Cancellation Agreement with Scott Lantz pursuant to which Mr. Lantz agreed to the cancellation of 354,722 of his shares of Company common stock. Mr. Lantz is the Chief Executive Officer, Chief Financial Officer and a Director of the Company.

•

On October 1, 2012, our Company obtained a $3 million dollar production line of credit line from Norco Sourcing (Hong Kong) Company Ltd (“Norco”).  One of our directors, Clifton Leung, has an ownership interest in Norco.  The line of credit will allow our Company to produce product for inventory purposes without the need for customer purchase orders as a requirement to order product from its contract manufacturer.  The line of credit will bear interest at 9% per annum and require payment 60 days after shipment of the product.  For the initial three to four months, the line will fund the full cost of the production, after which our Company will pay a 40% deposit for subsequent productions.  Additionally, once our Company utilizes the line of credit, we will grant Norco 100,000 shares of Common stock and warrants to purchase 100,000 shares of the  Company’s common stock at an exercise price of $0.01 per share.   Similarly, once our Company outstanding balance on the line exceeds $1,000,000 dollars, our Company will issue an additional 100,000 shares of stock and warrants to purchase 100,000 shares of stock at an exercise price of $0.01 per share. Finally, if our Company exceeds $2,000,000 balance on the line, our Company will again issue 100,000 shares of stock and warrants to purchase 100,000 shares of stock at an exercise price of $0.01 per share.

•

On August 17, 2012, our Company issued a convertible promissory note in the amount of $25,000 to C. James Jensen, one of our former directors, as part of a financing involving eleven accredited investors.  The convertible promissory note must be repaid by our Company within 9 months from the date of issuance; accrues interest at the rate of 14%; and is convertible at the election of the note holder at such time as our Company has raised a minimum of $500,000 in equity in a subsequent equity financing, at the conversion price which is the lower of 80% of the per share purchase price paid for the securities by the investors in the subsequent financing, or $.50 per share.  Unless this promissory note is converted or repaid earlier, our Company must pay the note holder the amount of the then accrued interest on the three month anniversary, six month anniversary, and nine month anniversary of the issue date. In connection with the issuance of the promissory notes, Mr. Jensen received two-year warrants to purchase 3,750 shares of common stock at $.50 per share, and two-year warrants to purchase 6,250 shares of common stock at $.01 per share.

•

Effective May 11, 2012, our Company entered into a Share Cancellation Agreement with Clifton Leung, a director and shareholder of our Company, pursuant to which Mr. Leung agreed to the cancellation of 500,000 shares of Company common stock held by him.  In consideration for the cancellation, our Company agreed to pay Mr. Leung $5,000 representing a price of $0.01 per share of common stock.  Our Company accounted for this transaction as a purchase and immediate retirement of treasury shares.  Effective June 30, 2012, Mr. Leung forgave the amount owed to him from the share cancellation agreement.

•

On January 19, 2012, our Board of Directors approved a grant of 36,000 shares of our Company’s common stock (subject to a 1 year repurchase option by our Company) to Ed Roffman, a former director, for the provision of services to our Company in the areas of finance and public reporting.  The shares were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

Review, approval or ratification of transactions with related persons

We do not have any other special committee, policy or procedure related to the review, approval or ratification of related party transactions.

Parent Companies

The Company does not have a parent company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 15, 2013, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons (currently none) which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock.  The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise.  Beneficial ownership may be disclaimed as to certain of the securities.  This table has been prepared based on the number of shares outstanding totaling10,538,526, adjusted individually as shown below.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned (5)
Officers and Directors
Scott Lantz (2)	2,504,507	23.8%
Clifton Kuok Wai Leung (3)	250,000	2.4%
Sandy Salzberg (4)	286,111	2.7%
Stephen Pinto (5)	333,404	3.2%
Jonathan Leong (6)	40,000	0.4%
Kevin Kearney (7)	320,000	3.0%
Henry Michon (8)	46,956	0.5%
All directors and executive officers as a group (7 persons)	3,780,978	34.5%

5% Shareholders
Scott Lantz	2,504,507	23.8%

(1)

Unless otherwise noted, the address is c/o Sugarmade, Inc., 2280 Lincoln Avenue, Suite 200, San Jose CA 95125.

(2)

Effective November 29, 2012, the Company entered into a Share Cancellation Agreement with Scott Lantz pursuant to which Mr. Lantz agreed to the cancellation of 354,722 of his shares of Company common stock. Mr. Lantz is the Chief Executive Officer, Chief Financial Officer and a Director of the Company.

(3)

Effective May 11, 2012, the Company entered into a Share Cancellation Agreement with Clifton Leung, a director and shareholder of the Company, pursuant to which Mr. Leung agreed to the cancellation of 500,000 shares of Company common stock held by him.

(4)

Mr. Salzberg’s beneficial ownership is calculated as 100,000 shares of common stock owned outright; vested warrants to purchase up to 100,000 shares of common stock and options to purchase up to 86,111 shares of common stock that will be vested prior to March 16, 2013.  Options and warrants vesting prior to March 16, 2013 totaling 186,111 were added to the denominator in the calculation of the percentage of class beneficially owned.

(5)

Mr. Pinto’s beneficial ownership is calculated as 284,404 shares of common stock owned outright and vested warrants to purchase up to 49,000 shares of common stock.  Options and warrants vesting prior to March 16, 2013 totaling 49,000 were added to the denominator in the calculation of the percentage of class beneficially owned.

(6)

Mr. Leong’s beneficial ownership is calculated as vested warrants to purchase up to 40,000 shares of common stock granted to him as in conjunction with a convertible note issued to the company totaling $100,000.  Options and warrants vesting prior to March 16, 2013 totaling 40,000 were added to the denominator in the calculation of the percentage of class beneficially owned.

(7)

Mr. Kearney’s beneficial ownership is calculated as 160,000 shares of common stock owned outright and vested warrants to purchase up to 160,000 shares of common stock.  Options and warrants vesting prior to March 16, 2013 totaling 160,000 were added to the denominator in the calculation of the percentage of class beneficially owned.

(8)

Mr. Michon beneficial ownership is calculated as 46,956 shares of common stock owned outright

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 300,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock.  We are incorporated in the United States of America in the state of Delaware.

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, $.001 par value.  Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote.  Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us and is not convertible into other securities.  No shares of common stock are subject to redemption or any sinking fund provisions.  All the outstanding shares of our common stock are fully paid and non-assessable.  Subject to the rights of the holders of the preferred stock, the holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

Preferred Stock

We may issue up to 10,000,000 shares of preferred stock, $.001 par value in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof.  Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

No shares of preferred stock are currently outstanding.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Options and Warrants

As of June 30, 2012 we have outstanding options and warrants to purchase up to 4,328,562 shares of common stock.  Included in this amount are two-year warrants to purchase up to 2,185,600 shares of our common stock issued in connection with sales of our common stock during the year ended June 30, 2011 and 40,000 outstanding warrants issued in connection with the sale of our common stock during the year ended June 30, 2012, as well as warrants to purchase 632,500 shares of common stock issued for consulting and advisory services, almost all at an exercise price of $1.50.  The number of shares and exercise price are subject to adjustment in the case where the Company declares a stock dividend or split.  We also issued warrants to purchase up to 200,000 shares of our common stock to three selling shareholders of our Company in connection with our reverse merger.  These warrants have a three year life and are exercisable at $1.25 per share, subject to adjustment in the case where the Company declares a stock dividend or split.  Additionally, warrants to purchase 189,000 shares of common stock were issued to non-executive employees.

As of June 30, 2012, we have a total of 1,081,462 incentive and nonqualified stock options granted and outstanding under the Plan.   All of the options have terms of five to 10 years with expiration dates between April 27, 2016 and January 13,, 2022.  The options vest at various schedules with the latest vesting over four years.

The number of shares of common stock subject to exercise and the exercise price of all options and warrants outstanding at June 30, 2012 is as follows:

Shares Outstanding	Weighted Average Exercise Price	Shares Vested	Expiration Fiscal Period
2,805,600	$1.45	2,805,600	4th Qtr, 2013
200,000	1.25	200,000	4th Qtr, 2014
12,500	2.00	12,500	1st Qtr, 2015
40,000	0.01	40,000	3rd Qtr, 2014
30,000	1.25	30,000	4th Qtr, 2016
1,079,000	1.25	614,827	4th Qtr, 2021
125,000	3.73	-	1st Qtr, 2022
35,000	3.00	-	2nd Qtr, 2022
1,462	3.25	1,462	3rd Qtr, 2022
4,328,562		3,704,389

Transfer Agent and Registrar

Our transfer agent and registrar is Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760

DISCLOSURE OF COMMISSION POSITION
OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

·

diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

·

putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

·

effecting an acquisition that might complicate or preclude the takeover.

The Delaware Corporations and Associations Act (“Delaware Corporate Law”), with certain exceptions, permits a Delaware corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Delaware Corporate Law. The indemnification provided by Delaware Corporate Law and our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by the law firm of Sheppard Mullin Richter & Hampton LLP.

EXPERTS

The consolidated financial statements of Sugarmade, Inc. as of June 30, 2012 and 2011 and for the year then included in this Preliminary Prospectus and in the Registration Statement have been so included in reliance on the reports of Anton & Chia, LLP, an independent registered public accounting firm.  The report on the financial statements contains an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

 No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-1, and amendments thereto, under the Securities Act relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement, as amended. This prospectus constitutes the prospectus of the Company, filed as part of the registration statement, as amended, and it does not contain all information in the registration statement, as amended, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference room of the SEC at 100 F. Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's website at http://www.sec.gov.

Our statements in this prospectus about the contents of any contract or other document are not necessarily complete.  You should refer to the copy of such contract or other document that we have filed as an exhibit to the registration statement, as amended, of which this prospectus is a part, for complete information.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. We furnish our stockholders with annual reports containing audited financial statements.

INDEX TO FINANCIAL STATEMENTS

Sugarmade, Inc. Annual Audited Financial Statements

Report of Independent Registered Public Accountants

Balance Sheets at June 30, 2012 and 2011

Statements of Operations for the years ended June 30, 2012 and 2011

Statements of Changes in Shareholders' Equity (Deficiency) for the years ended June 30, 2012 and 2011

Statements of Cash Flows for the years ended June 30, 2012 and 2011

Notes to Financial Statements

Sugarmade, Inc. Interim Unaudited Financial Statements

Condensed Consolidated Balance Sheets (unaudited) as of September 30, 2012 and June 30, 2012

Condensed Consolidated Statements of Operations (unaudited) for the three months ended September 30, 2012 and 2011

Condensed Consolidated Statements of Cash Flows (unaudited) for the three months ended September 30, 2012 and 2011

Notes to Condensed Consolidated Financial Statements (unaudited)

Anton & Chia, LLP

Certified Public Accountants

To the Board of Directors and Stockholders:

Sugarmade, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have audited the accompanying consolidated balance sheets of Sugarmade, Inc. and Subsidiary (“the Company”) as of June 30, 2012 and 2011 and the related consolidated statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sugarmade, Inc. and Subsidiaries, at June 30, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As described in Note 1 to the consolidated financial statements, the Company has incurred net losses since inception and has an accumulated deficit at June 30, 2012.  These and other factors discussed therein raise a substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regard to those matters are also described in Note 1.  The Company’s ability to achieve its plans with regard to those matters, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

October 11, 2012

Sugarmade, Inc. and Subsidiary
Consolidated Balance Sheets
June 30, 2012 and 2011

	2012	2011

Assets
Current assets:
Cash	$192,100	$1,606,764
Accounts receivable, net	18,700	8,081
Inventory, net	88,798	-
Other current assets	45,125	-

Total current assets	344,723	1,614,845

Equipment, net	5,257	-
License and supply agreement with Sugar Cane Paper Co., Ltd., net	-	337,386
Other assets	3,994	3,994

	$353,974	$1,956,225

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Note payable due to bank	$150,000	$-
Accounts payable and accrued liabilities	221,020	143,070
Accrued compensation and personnel related payables	43,722	45,258

Total current liabilities	414,742	188,328

Stockholders’ equity (deficiency):
Preferred stock ($0.001 par value, 10,000,000 shares authorized, none issued
and outstanding)	-	-
Common stock ($0.001 par value, 300,000,000 shares authorized, 10,288,526
shares issued and outstanding; 10,256,000 at June 30, 2011)	10,289	10,256
Additional paid-in capital	8,069,581	5,944,872
Prepaid stock compensation	-	(368,000)
Accumulated deficit	(8,140,638)	(3,819,231)

Total stockholders' equity (deficiency)	(60,768)	1,767,897

	$353,974	$1,956,225

The accompanying notes are an integral part of these consolidated financial statements

Sugarmade, Inc. and Subsidiary
Consolidated Statements of Operations
For the years ended June 30, 2012 and 2011

	2012	2011

Revenues, net	$141,750	$37,629

Cost of goods sold:
Materials and freight costs	111,791	26,449
Provision for inventory obsolescence	195,880	32,634

Total cost of goods sold	307,671	59,083

Gross loss	(165,921)	(21,454)

Operating expenses:
Loss on write-off of license and supply agreement	318,983	-
Selling, general and administrative expenses	3,817,320	3,072,306
Amortization of license and supply agreement	18,403	18,402

Total operating expenses	4,154,706	3,090,708

Loss from operations	(4,320,627)	(3,112,162)

Nonoperating income (expense):
Interest expense, including $13,910 to related parties in 2011	(2,156)	(93,584)
Loss on forgiveness of note receivable to related party	-	(159,902)
Interest income:
Interest income from shareholder note receivable	-	19,876
Other	1,376	399

Total nonoperating income (expense)	(780)	(233,211)

Net loss	$(4,321,407)	$(3,345,373)

Basic and diluted net loss per share	$(0.42)	$(1.12)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	10,341,039	2,989,170

The accompanying notes are an integral part of these consolidated financial statements

Sugarmade, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
For the years ended June 30, 2012 and 2011

						Total
			Additional	Prepaid		Stockholders'
	Common Stock		Paid-in	Stock	Accumulated	Equity
	Shares	Amount	Capital	Compensation	Deficit	(Deficiency)

Balance at June 30, 2010	1,576,214	$1,576	$215,154	$-	$(473,858)	$(257,128)

Issuance of common stock for services	5,656,460	5,656	2,390,282	(368,000)	-	2,027,938
Conversion of notes payable into common stock	520,958	521	693,379	-	-	693,900
Surrender of common stock upon note receivable foreclosure	(119,924)	(120)	(35,857)	-	-	(35,977)
Reverse merger with Sugarmade-CA	436,692	437	(210,437)	-	-	(210,000)
Issuances of common stock and warrants for cash	2,185,600	2,186	2,729,814	-	-	2,732,000
Forgiveness of note payable and accrued interest due to shareholder	-	-	62,800	-	-	62,800
Share based compensation	-	-	99,737	-	-	99,737
Net loss	-	-	-	-	(3,345,373)	(3,345,373)

Balance at June 30, 2011	10,256,000	10,256	5,944,872	(368,000)	(3,819,231)	1,767,897

Issuances of common stock and warrants for cash	486,000	486	658,952	-	-	659,438
Issuance of common stock for services	46,526	47	86,853	-	-	86,900
Vesting of common stock previously issued for services	-	-	1,179,000	368,000	-	1,547,000
Share based compensation	-	-	204,404	-	-	204,404
Share repurchase from related party	(500,000)	(500)	(4,500)	-	-	(5,000)
Net loss	-	-	-	-	(4,321,407)	(4,321,407)

Balance at June 30, 2012	10,288,526	$10,289	$8,069,581	$-	$(8,140,638)	$(60,768)

The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. and Subsidiary
Consolidated Statements of Cash Flows
For the years ended June 30, 2012 and 2011

	2012	2011

Operating activities:
Net loss	$(4,321,407)	$(3,345,373)
Adjustments to reconcile net loss to cash flows from operating activities:
Amortization of license and supply agreement	18,403	18,402
Depreciation expense	1,611	-
Share based compensation	204,404	99,737
Issuance of common stock for services	1,633,900	2,027,938
Accretion due to interest income from shareholder note receivable	-	(19,876)
Loss on forgiveness of note receivable to related party	-	159,902
Loss on write-down of license and supply agreement	318,983	-
Provision for inventory obsolescence	195,880	32,634
Allowance for doubtful accounts	1,220	-
Changes in operating assets and liabilities:
Accounts receivable	(11,839)	201
Inventory	(284,678)	21,989
Other assets	(45,125)	(3,994)
Accounts payable and accrued liabilities	77,950	44,757
Accrued interest	-	(7,176)
Accrued compensation and personnel related payables	(1,536)	38,013

Net cash flows used in operating activities	(2,212,234)	(932,846)

Investing activities:
Additions to equipment	(6,868)	-

Net cash flows used in investing activities	(6,868)	-

Financing activities:
Proceeds from issuances of common stock and warrants	659,438	2,732,000
Borrowings from note payable to bank	150,000	-
Share repurchase from related party	(5,000)	-
Reverse merger with Sugarmade-CA	-	(210,000)
Repayments of convertible notes payable	-	(162,000)
Additions to convertible notes payable	-	138,000

Net cash flows from financing activities	804,438	2,498,000

Net change in cash	(1,414,664)	1,565,154

Cash, beginning of period	1,606,764	41,610

Cash, end of period	$192,100	$1,606,764

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$2,156	$103,560

Noncash investing and financing transactions:
Note receivable forgiven in exchange for common stock	$-	$35,977
Notes payable converted into shares of common stock	$-	$693,900
Forgiveness of note payable and accrued interest due to shareholder	$-	$62,800

The accompanying notes are an integral part of these consolidated financial statements

Sugarmade, Inc. and Subsidiary

Notes to Financial Statements

1.

Summary of significant accounting policies

Nature of business

Sugarmade, Inc. (hereinafter referred to as “we”, “us” or “the/our Company”) is a publicly traded company incorporated in the state of Delaware.  Our previous legal name was Diversified Opportunities, Inc.  Our Company, Sugarmade, Inc. operates through our subsidiary, Sugarmade, Inc., a California corporation (“Sugarmade-CA”).  Our Company is principally engaged in the business of marketing and distributing environmentally friendly non-tree-based paper products.  We are parties to an Exclusive License and Supply Agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”), a company located in the People’s Republic of China.  SCPC and their contract suppliers produce our products and is a holder of intellectual property rights and patents in the area of developing and manufacturing paper from non-wood sources.  We also obtained the rights (within the designated territories) to the Sugarmade brand name and trademarks.  Sugarmade-CA’s primary product is 100% tree-free copy paper in various sizes, however our Company plans to offer other tree-free paper products in the near future.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Principles of consolidation

These consolidated financial statements include the accounts of our Company and its wholly-owned subsidiary, Sugarmade-CA.  All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

The Company sustained continued operating losses during the years ended June 30, 2012 and 2011.  The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue generating operations.  While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms, if at all.  If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected.  In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders.  Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility.  If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ significantly from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition.  Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when

Sugarmade, Inc. and Subsidiary

Notes to Financial Statements

collection is considered to be probable and products are delivered.  This generally occurs upon shipment of the merchandise, which is when legal transfer of title occurs.  In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met. We currently have a consignment arrangement with one of our customers. We record revenue on consignment goods when the consigned goods are sold by the consignee and all other above mentioned revenue recognition criteria have been satisfied.   Cash received in connection with the sales of our products prior to their being recognized as revenue is recorded as deferred revenue.

During fiscal 2011, our Company changed the product packaging of its copy and printing paper, rendering the then existing inventory as obsolete and resulting in the write-off of the remaining inventory as of March 31, 2011.  During the quarter ended September 30, 2011, our Company sold its remaining inventory as a one-time sale to a retailer specializing in the liquidation of excess inventory.  As a result for the year ended June 30, 2012, our sales revenues and cost of goods sold reflect the sale of this liquidated inventory with no corresponding cost of goods sold.

During the year ended June 30, 2012, we became aware of quality issues surrounding our copy paper products.  We were able to trace the reported problems with paper quality back to manufacturing issues with our third party contract manufacturer.  Our Company has since implemented additional quality assurance procedures both during and at the completion of the production processes.  As a result of these issues, we processed refunds to customers who had purchased our poor quality paper totaling $95,405, reflected in our net sales of $141,750.

Cash

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (through December 31, 2012 there is no insurance limit for deposits in noninterest bearing accounts).  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts.  We grant unsecured credit to our customers deemed credit worthy.  Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis.  At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts.  Since we cannot necessarily predict future changes in the financial stability of our customers, we cannot guarantee that our allowance for doubtful accounts will be adequate.

From time to time, we may have a limited number of customers with individually large amounts due.  Any unanticipated change in a customer’s creditworthiness could have a material effect on our results of operations in the period in which such changes or events occurred.  Gross accounts receivable at June 30, 2012 totaled $19,920 while our allowance for doubtful accounts was $1,220.   As of June 30, 2011, our Company had accounts receivable of $8,081 with no allowance for doubtful accounts.

Inventory

Inventory consists of finished goods paper and paper-based products ready for sale and is stated at the lower of cost or market.  We value inventories using the weighted average costing method.  Our Company’s policy is to include as a part of inventory any freight incurred to ship the product from our contract manufactures to our warehouses.  Outbound freights costs related to shipping costs to our customers are considered period costs and reflected in selling, general and administrative costs.  Outbound freight costs to customers totaled $67,862 and $3,690 for the years ended June 30, 2012 and 2011, respectively.  We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.  As noted above, during the fourth quarter of fiscal 2012, our Company became aware of quality issues surrounding its copy paper products.  As a result of these quality issues, we determined that the inventory value was impaired and we recorded a reserve for inventory obsolescence totaling $195,880 ($15,321 at June 30, 2011).

Other current assets

Other current assets consist mainly of prepaid insurance, deposits and other related expenses.

Sugarmade, Inc. and Subsidiary

Notes to Financial Statements

Equipment

Equipment is stated at cost, less accumulated depreciation.  Expenditures for maintenance and repairs are charged to expense as incurred.  Items of equipment with costs greater than $1,500 are capitalized and depreciated on a straight-line basis over their estimated useful lives ranging from 3-7 years.

Intangible assets

We have intangible assets related to the exclusive license and supply agreement (“LSA”) with Sugar Cane Paper Company.    During the year ended June 30, 2012, we performed a review of the LSA including estimations of the likely future cash flows to be derived from the LSA.  Upon completing the review, it was management’s assessment that due to changes in our Company’s manufacturing process, enhancements to the product formulation and the limitations on the credit facility, the fair value of the intangible asset had been impaired to the level that the asset has negligible remaining value. As such, our Company recorded a write down totaling $318,983 for the remaining value of the license and supply agreement as of June 30, 2012.

Valuation of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.  For the year ended June 30, 2012, it was determined that our Company’s intangible assets value were deemed impaired resulting in the complete write-down of the intangible assets.  As a result of the write-down, our Company recorded a charge to operations totaling $318,983.

Income taxes

We provide for federal and state income taxes currently payable, as well as for those deferred due to timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates is recognized as income or expense in the period that includes the enactment date.

The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authority's widely understood administrative practices and precedents.

Stock based compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  We estimate the fair value of employee stock options granted using the Black-Scholes-Merton Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock.  We use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.  Non-employee stock grant costs are measured and recognized upon completion of performance and tied to the contractual obligations of the parties we transact with.

Loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock

Sugarmade, Inc. and Subsidiary

Notes to Financial Statements

equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

Our Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, our Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that our Company has the ability to access at the measurement date.

•

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•

Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Advertising

We expense advertising costs as incurred.  Advertising and promotion totaled $61,281 and $23,975 during the years ended June 30, 2012 and 2011, respectively.  We have no existing arrangements under which we provide or receive advertising services from others for any consideration other than cash.

Concentration

Customers

During fiscal year 2012, our Company’s earned net revenues of $141,750. A significant portion of our Company’s revenue is derived from a small number of customers.  For year ended June 30, 2012, sales to one of our Company’s customers accounted for 72% of net sales.  As our Company continues to expand its distribution relationships, we expect to see our sales dispersed among a broader number of customers.

Suppliers

For the year ended June 30, 2012, all of our tree free paper products were purchased from SCPC and their contract manufacturers.  We are presently diversifying our manufacturing and process management options to include other third party contract manufacturers for current and future production needs.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Sugarmade, Inc. and Subsidiary

Notes to Financial Statements

Recently issued and adopted accounting pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change.  Changes in such standards may have an impact on our Company’s future financial statements.  The following are a summary of recent accounting developments.

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”) of Fair Value Measurement – Topic 820.” The amendments in this update will allow an entity to first assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. Under these amendments, an entity would not be required to calculate the fair value of an indefinite-lived intangible asset unless the entity determines, based on qualitative assessment, that it is not more likely than not, the indefinite-lived intangible asset is impaired. The amendments include a number of events and circumstances for an entity to consider in conducting the qualitative assessment.  The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. Since the Company did not have indefinite-lived intangible assets, this ASU did not have a material impact on our consolidated financial statements.

In June 2011, the FASB, issued Accounting Standards Update (“ASU”), 2011-05, Comprehensive Income: Presentation of Comprehensive Income, which requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. It eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders' equity. The ASU does not change the items which must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income. This ASU is effective for interim and annual periods beginning after December 15, 2011. This ASU did not have a material impact on our consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, which converges common fair value measurement and disclosure requirements in accordance with GAAP and International Financial Reporting Standards (“IFRS”). This ASU is effective for interim and annual periods beginning after December 15, 2011. Our adoption of this ASU did not have a material impact on our consolidated financial statements.

2.

Acquisition of Sugarmade-CA and related financing activities

On April 23, 2011, we entered into the Exchange Agreement with Sugarmade-CA.  Under the terms of the Exchange Agreement, we acquired all of the outstanding stock of Sugarmade-CA (the "Exchange").  Upon the closing of the Exchange on May 9, 2011, Sugarmade-CA became a wholly-owned subsidiary of our Company.

Under the terms of the Exchange Agreement, Sugarmade-CA’s shareholders exchanged all of their shares of stock on a one-for-one basis for a total of 8,864,108 shares of our common stock.  In connection with the Exchange Agreement and effective at the closing of the Exchange transaction, our previous three principal shareholders agreed to enter into a Share Cancellation Agreement pursuant to which 8,762,500 shares held by them were canceled or redeemed in exchange for our Company’s payment of $210,000, the issuance of three-year warrants to purchase up to 200,000 of our common stock at $1.25 per share, and certain registration rights.

Prior to the closing of the Exchange, our Company had no operations and was a “shell” company.  Accordingly, the transaction was accounted as a reverse-merger and our financial statements reflect the financial position and operations of Sugarmade-CA for all periods presented as if it was the acquiring entity in the Exchange.

3.

Note payable due to bank

During October 2011, we entered into a revolving demand note (line of credit) arrangement with HSBC Bank USA, with a revolving borrowing limit of $150,000.  The line of credit bears a variable interest rate of one quarter percent (0.25%) above the prime rate (3.25% as of June 30, 2012).  This borrowing facility is renewed annually and our Company maintains a separate HSBC demand deposit account with a balance equal to the outstanding borrowing.  In the event the deposit account is not established or minimum balance maintained, HSBC can charge a higher rate of interest of up to 4.0% above prime rate.   As of June 30, 2012, the loan’s interest rate was three and one half percent (3.5%) and our Company has drawn down $150,000 loan balance on the line.  The note is payable on demand.

Sugarmade, Inc. and Subsidiary

Notes to Financial Statements

4.

Related party transactions

•

On November 22, 2010, Sugarmade-CA entered into an agreement with George Mainas and Garrett Cecchini for consulting services performed on its behalf in exchange for 500,000 shares of common stock which were issued on May 9, 2011.  The shares were valued at $0.80 per share and our Company took a charge for $200,000 for each of the issuances to Mr. Mainas and Mr. Cecchini.

•

In December 2010, Sugarmade-CA received short term loans from various shareholders totaling $50,000 at zero percent interest and reflected in our Company’s December 31, 2010 Balance Sheet as Loans Due to Shareholders.  These loans were subsequently paid back in January 2011.

•

In 2010, Sugarmade-CA loaned money to Ethan Farid Jinian in exchange for a note payable secured by shares of stock in our Company.  At the time of the loan, Mr. Jinian was a former director and executive officer of Sugarmade-CA and was a 5% stockholder.  The loans bore interest at a rate of 14 percent per annum.  The largest amount outstanding under the loan was $163,000.  On April 30, 2011, Mr. Jinian was unable to repay the balance of the note and with his concurrence, we foreclosed on all principal and accrued interest owed to our Company, taking back the shares of our common stock we held as security for all borrowings.  The cancellation of the borrower’s stock held as security for his borrowings resulted in a reduction of the note receivable balance and stockholders’ equity totaling $35,977.  The remaining balance of borrowings outstanding and the related accrued interest due to our Company were fully reserved, resulting in a charge of $159,902 recorded in the quarter ended June 30, 2011.

•

On April 27, 2011, Sugarmade-CA issued two-year warrants to purchase up to 600,000 shares of our common stock with an exercise price of $1.25 per share to George Mainas, Kevin Kearney and Garrett Cecchini in exchange for consulting services performed on its behalf. Our Company took a charge of $24,000 for the issuance of these warrants.

•

On April 27, 2011, Sugarmade-CA issued a total of 2,484,299 and 800,000 shares of common stock to Scott Lantz our Chief Executive Officer and Clifton Leung, a member of its Board of Directors, respectively, in exchange for nominal cash consideration.  The shares were valued at $0.30 per share.  Our Company took a charge for the shares issued to Mr. Lantz and Mr. Leung totaling $745,269 and $240,000 respectively.

•

On April 27, 2011, Sugarmade-CA issued 100,000 shares of common stock to Mr. Ed Roffman, a member of our Board of Directors, for services rendered as the Head of the Audit committee and financial expert. The shares issued are subject to a 3 year repurchase option by our Company, valued at $0.30 per share.  Our Company took a charge for $30,000 for this issuance.

•

On April 27, 2011, Sugarmade-CA entered into a sales and marketing consulting agreement with Mr. C. James Jensen, a member of our Board of Directors. As part of this agreement, Sugarmade-CA issued to Mr. Jensen 100,000 shares of its common stock (subject to a 2 year repurchase option) valued at $0.30 per share.  Our Company took a charge for $30,000 for this issuance.

•

On May 9, 2011, our Company completed the Cancellation Agreement with Kevin Russeth, Steven Davis and Jonathan Shultz.  At the time of the Cancellation Agreement, Mr. Russeth was our sole director and was our Chief Executive Officer and Chief Financial Officer.  In addition, each of Messrs. Russeth, Davis and Shultz were stockholders of our Company holding in excess of 10% of our outstanding common stock.  Under the terms of the Cancellation Agreement, Messrs. Russeth, Davis and Shultz cancelled 8,500,000 shares of our common stock held by them in exchange for Sugarmade-CA's agreement to consummate the transactions contemplated by the Exchange Agreement and 200,000 warrants to purchase shares of our common stock.  The warrants are three year warrants to purchase common stock at a price of $1.25 per share.  Also under the terms of the Cancellation Agreement, Messrs. Russeth and Shultz agreed to redeem an aggregate of 262,500 shares of our outstanding common stock in exchange for cash payments aggregating to $210,000.

•

On January 19, 2012, our Board of Directors approved a grant of 36,000 shares of our Company’s common stock (subject to a 1 year repurchase option by our Company) to Ed Roffman, a director, for the provision of services to our Company in the areas of finance and public reporting.  During the year ended June 30, 2012, our company recorded share based consulting expense totaling $66,900.  The monthly expense was based on exercise prices ranging from $1.90 per share to $4.25 per share.  The shares were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

Sugarmade, Inc. and Subsidiary

Notes to Financial Statements

•

Effective May 11, 2012, our Company entered into a Share Cancellation Agreement with Clifton Leung, a director and shareholder of our Company, pursuant to which Mr. Leung agreed to the cancellation of 500,000 shares of Company common stock held by him.  In consideration for the cancellation, our Company agreed to pay Mr. Leung $5,000 representing a price of $0.01 per share of common stock.  Our Company accounted for this transaction as a purchase and immediate retirement of treasury shares.  Effective June 30, 2012, Mr. Leung forgave the amount owed to him from the share cancellation agreement.

5.

Stockholders’ equity

Issuance of common stock and warrants for cash

On March 7, 2012, our Company’s Board of Directors approved the sale of up to $1,500,000 of our Company’s common stock and warrants to purchase common stock at $2.25 per unit.  Each unit consists of (i) one share of our Company's common stock; and (ii) two-year term warrants to purchase the amount of shares of common stock equal to 80% of the number of units purchased.  Each warrant was issued with a fixed exercise price of $0.01 per share.  As of June 30, 2012, our Company raised $657,500 through the sale of 292,222 units and the commensurate exercise of 193,778 warrants for additional cash proceeds totaling $1,938.

Issuance of common stock for services

In May 2011, we issued 500,000 shares of common stock subject to repurchase provisions to an individual as consideration for consulting services.  We recorded a prepaid stock compensation in connection with the shares granted totaling $400,000 based on the estimated value of the underlying shares of stock at the time of their issuance to the consultant.  The grant was originally scheduled to vest evenly on a monthly basis over two years through May 2013, however our Company vested all of the remaining unvested shares in December 2011.    The prepaid stock compensation from the grant was charged to operations at the fair market value of the vesting shares at the time of their vesting since the consultant’s performance was tied to the contractual vesting terms.  Prepaid stock compensation was originally amortized proportionally over the expected vesting term of the shares at the time the shares were vested, with the difference being recorded as additional paid-in capital.  For the year ended June 30, 2012, we recorded noncash charges totaling $1,547,000 in connection with this stock issuance which is included in selling, general and administrative expense in the accompanying statement of operations.

On January 19, 2012, our Company issued 36,000 shares of restricted common stock to one of its board members in exchange for additional advisory services in the area of finance and financial reporting.  The shares vest over one year and any unvested shares are subject to repurchase by our Company should the recipient cease to provide for the contracted services.  For the fiscal year 2012, our Company incurred a charge totaling $66,900 related to this issuance.

On May 31 2012, we issued 10,526 shares of restricted common stock to a public relations firm as part of their compensation for services in the area of public relations related strategy, processes and tactics.  For the year ended June 30, 2012, our Company recorded noncash charges totaling $20,000 related to this issuance.

Share surrender and Cancellation

Effective May 11, 2012, our Company entered into a Share Cancellation Agreement with Clifton Leung, a director and shareholder of our Company, pursuant to which Mr. Leung agreed to surrender  500,000 shares of Company common stock held by him.  In consideration for the surrender, our Company agreed to pay Mr. Leung $5,000 representing a price of $0.01 per share of common stock.  Our Company accounted for this transaction as a repurchase and cancellation of common stock.  Effective June 30, 2012, Mr. Leung forgave the amount owed to him from the share cancellation agreement.

Sugarmade, Inc. and Subsidiary

Notes to Financial Statements

Stock options

On April 27, 2011, our Company’s Board of Directors approved the adoption of the 2011 Stock Option/Stock Issuance Plan (the “2011 Plan”) and reserved 1,500,000 shares of common stock for issuance under the 2011 Plan.  The 2011 Plan provides for the issuance of both non-qualified stock options and incentive stock options (“ISOs”), and permitted grants to employees, non-employee directors and consultants of our Company.  Generally, stock option grants under the 2011 Plan will vest over a period of up to four years and have a term not to exceed 10 years, although the Plan Administrator has the discretion to issue option grants with varying terms and vesting periods.

As of June 30, 2012, we have a total of 1,081,462 incentive and nonqualified stock options granted and outstanding under the Plan. All of our outstanding options have terms of between five and ten years.  During the year ended June 30, 2012, we recognized share based compensation expense totaling $134,783 related to stock options granted through that date.

Other outstanding warrants

We have 2,185,600 outstanding warrants issued in connection with the sale of our common stock during the year ended June 30, 2011 and 40,000 outstanding warrants issued in connection with the sale of our common stock during the year ended June 30, 2012. During the year ended June 30, 2012, we recognized $69,621 in share based compensation expense related to previously issued warrants through that date.

Outstanding warrants from all sources have terms ranging from two to five years with certain of the warrants carrying registration rights of the underlying shares of common stock.  The number of shares of common stock subject to exercise and the exercise price of all options and warrants outstanding at June 30, 2012 is as follows:

Shares Outstanding	Weighted Average Exercise Price	Shares Vested	Expiration Fiscal Period
2,805,600	$1.45	2,805,600	4th Qtr, 2013
200,000	1.25	200,000	4th Qtr, 2014
12,500	2.00	12,500	1st Qtr, 2015
40,000	0.01	40,000	3rd Qtr, 2014
30,000	1.25	30,000	4th Qtr, 2016
1,079,000	1.25	614,827	4th Qtr, 2021
125,000	3.73	-	1st Qtr, 2022
35,000	3.00	-	2nd Qtr, 2022
1,462	3.25	1,462	3rd Qtr, 2022
4,328,562		3,704,389

Stock based compensation

Results of operations for the year ended June 30, 2012 include share based compensation costs totaling $204,404 charged to selling, general and administrative expenses.  For purposes of accounting for stock based compensation, the fair value of each option and warrant award is estimated on the date of grant using the Black-Scholes-Merton option pricing formula.  The following weighted average assumptions were used for the calculations during the year ended June 30, 2012:

Expected life (in years)	5.90 years
Weighted average volatility	95.18%
Forfeiture rate	18.82%
Risk-free interest rate	2.06%
Expected dividend rate	- %

The weighted average expected option and warrant term for director and employee stock options granted reflects the application of the simplified method set out in SEC Staff Accounting Bulletin No. 110. The simplified method defines the life as the average of the contractual term of the options and the weighted average vesting period for all options. We utilized this approach as our historical share

Sugarmade, Inc. and Subsidiary

Notes to Financial Statements

option exercise experience does not provide a reasonable basis upon which to estimate an expected term. Expected volatilities are based on the historical volatility of our stock as well as those of a peer group. We estimated the forfeiture rate based on our expectation for future forfeitures and we currently expect substantially all options and warrants to vest. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at or near the time of grant. We have never declared or paid dividends and have no plans to do so in the foreseeable future.

As of June 30, 2012, $484,296 of unrecognized compensation cost related to unvested stock based compensation arrangements is expected to be recognized over a weighted-average remaining period of 9.2 months.  The following is required disclosure in connection with stock options and warrants (which resulted in share based compensation charges) as of June 30, 2012: 1) weighted average exercise price - $1.26; 2) weighted average remaining contractual term vested and outstanding options – 57.4 and 71.9 months, respectively; 3) aggregate intrinsic value of outstanding and exercisable options and warrants - $0.00 and $0.00, respectively; 4) weighted average grant date fair value of options and warrants granted - $2.33 per share; and 5) weighted average fair value of options and warrants vested - $0.18 per share.

The exercise prices for options and warrants granted and outstanding which resulted in stock based compensation charges was as follows at June 30, 2012:

Exercise Price	Number of options or warrants
$1.25	1,709,000
1.50	20,000
2.00	12,500
3.00	35,000
3.25	1,462
3.73	125,000
1,902,962

A summary of the status of our non-vested options and warrants as of June 30, 2012 and changes during the year then ended is as follows:

Shares
Non-vested outstanding, July 1, 2011	739,695
Granted	236,462
Vested	(301,984)
Cancelled	(50,000)
Non-vested outstanding, June 30, 2012	624,173

Common Shares Reserved for Future Issuance

The following table summarizes shares of our common stock reserved for future issuance at June 30, 2012:

Stock options outstanding	1,081,462
Stock options available for future grant under the 2011 Plan	418,538
Warrants	3,247,100

Total common shares reserved for future issuance	4,747,100

Sugarmade, Inc. and Subsidiary

Notes to Financial Statements

6.

Income taxes

Our provisions for income taxes for the years ended June 30, 2012 and 2011, respectively, were as follows (using our blended effective Federal and State income tax rate of 40.3%):

	2012	2011

Current Tax Provision:
Federal and state
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state
Net loss carryforwards	$(7,836,000)	$(3,719,000)
Change in valuation allowance	7,836,000	3,719,000
Total deferred tax provision	$-	$-

Deferred tax assets at June 30, 2012 and 2011 consisted of the following:

	2012	2011
Deferred tax assets:
Net operating loss carryforwards	$3,158,000	$1,499,000

Valuation allowance	(3,158,000)	(1,499,000)

Net deferred tax assets	$-	$-

Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership).  Transactions such as planned future sales of our common stock may be included in determining such a change in control.  These factors give rise to uncertainty as to whether the net deferred tax assets are realizable.  We have approximately $7,836,000 in NOL at June 30, 2012 that will begin to expire in 2024 for federal and state purposes and could be limited for use under IRC Section 382.  We have recorded a valuation allowance against the entire net deferred tax asset balance due because we believe there exists a substantial doubt that we will be able to realize the benefits due to our lack of a history of earnings and due to possible limitations under IRC Section 382.    A reconciliation of the expected tax benefit computed at the U.S. federal and state statutory income tax rates to our tax benefit for the years ended June 30, 2012 and 2011 is as follows:

	Years ended June 30,
	2012		2011

Federal income tax rate at 34%	$(2,664,000)	34.0%	$(1,265,000)	34.0%
State income tax, net of federal benefit	(494,000)	6.3%	(234,000)	6.3%
Change in valuation allowance	3,158,000	(40.3) %	1,499,000	(40.3) %

Benefit for income taxes	$-	- %	$-	- %

We file income tax returns in the U.S. and in the state of California with varying statutes of limitations.  Our policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes.  There were no accrued interest and penalties associated with uncertain tax positions as of June 30, 2012.  All operations are in California and the Company

Sugarmade, Inc. and Subsidiary

Notes to Financial Statements

believes it has no tax positions which could more-likely-than not be challenged by tax authorities. We have no unrecognized tax benefits and thus no interest or penalties included in the financial statements.

7.

Commitments and contingencies

Our Company leases its corporate office located at 2280 Lincoln Avenue, Suite 200, San Jose CA 95125 under a lease with a term beginning on February 1, 2011 and extending through April 2014.  Rent expense amounted to $50,895 and $11,091 for the years ended June 30, 2012 and 2011, respectively.  Future annual lease amounts due under our lease agreement for our fiscal years ended June 30 total: $57,156- 2013 and $43,920- 2014

8.

Subsequent events

Between August 17, 2012 and September 18, 2012, our Company issued a total of $215,000 in convertible promissory notes to seven accredited investors, one of which was a member of our Board of Directors.  The convertible promissory notes must be repaid by our Company within 9 months from the date of issuance; accrue interest at the rate of 14%; and are convertible at the election of the investors at such time as our Company has raised a minimum of $500,000 in equity in a subsequent equity financing, at the conversion price which is the lower of 80% of the per share purchase price paid for the securities by the investors in the subsequent financing, or $0.50 per share.  Unless these promissory notes are converted or repaid earlier, our Company must pay the note holders the amount of the then accrued interest on the three, six, and nine month anniversaries of the issue date. In connection with the issuance of the promissory notes, the investors in the aggregate received two-year warrants to purchase up to a total of 32,250 shares of common stock at $0.50 per share, and two-year warrants to purchase up to a total of 53,750 shares of common stock at $0.01 per share.  The issuance of notes and warrants to the investors was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

On August 24, 2012, our company issued 4 year warrants to purchase up to 50,000 shares of our common stock with an exercise price of $0.50 per share to a third party consultant as part of the termination of their consulting services agreement for investor relations services.

On September 6, 2012, our Company’s Board of Directors approved the repricing of options and warrants granted to employees, active consultants and board members.  The repriced options and warrants had exercise prices ranging from $1.25 to $3.73.  A total of 1,245,000 options and warrants were amended to reduce the exercise price to $0.52 per share, based on the most recent closing price for our Company’s common stock, which is deemed the fair market value as of that date.

On September 20, 2012, our Company issued 250,000 shares to a third party consultant in consideration for its services under the terms of a consulting agreement for investor relations and public communications services.  The issuance of shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

On October 1, 2012, our Company obtained a $3 million dollar production line of credit line from Norco Sourcing (Hong Kong) Company Ltd (“Norco”).  One of our directors, Clifton Leung, has an ownership interest in Norco.  The line of credit will allow our Company to produce product for inventory purposes without the need for customer purchase orders as a requirement to order product from its contract manufacturer.  The line of credit will bear interest at 9% per annum and require payment 60 days after shipment of the product.  For the initial three to four months, the line will fund the full cost of the production, after which our Company will pay a 40% deposit for subsequent productions.  Additionally, when our Company borrows under the line of credit, we are required to grant Norco100,000 shares of common stock and warrants to purchase up to 100,000 shares of our Company’s common stock at an exercise price of $0.01 per share.  Similarly, once our Company’s outstanding balance on the line exceeds $1,000,000, our Company is required to issue an additional 100,000 shares of common stock and warrants to purchase up to 100,000 shares of common stock at an exercise price of $0.01 per share. Finally, if our Company exceeds $2,000,000 balance on the line, our Company is required to issue an additional 100,000 shares of stock and warrants to purchase up to 100,000 additional shares of stock at an exercise price of $0.01 per share.

Sugarmade, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	September 30, 2012 (Unaudited)	June 30, 2012

Assets
Current assets:
Cash	$188,697	$192,100
Accounts receivable, net	2,145	18,700
Inventory, net	84,638	88,798
Other current assets	52,076	45,125

Total current assets	327,556	344,723

Equipment, net	4,767	5,257
Other assets	3,994	3,994

	$336,317	$353,974

Liabilities and Stockholders' Deficiency

Current liabilities:
Note payable due to bank	$150,000	$150,000
Accounts payable and accrued liabilities	279,831	221,020
Notes payable due to shareholder	36,384	-
Accrued compensation and personnel related payables	165,580	43,722

Total current liabilities	631,795	414,742

Convertible notes payable, net of discount	183,586	-
Convertible notes payable to related parties, net of discount	22,211	-

Total liabilities	837,592	414,742

Stockholders’ deficiency:
Preferred stock ($0.001 par value, 10,000,000 shares authorized, none issued
and outstanding)	-	-
Common stock ($0.001 par value, 300,000,000 shares authorized, 10,538,526
shares issued and outstanding; 10,288,526 at June 30, 2012)	10,539	10,289
Additional paid-in capital	8,257,142	8,069,581
Accumulated deficit	(8,768,956)	(8,140,638)

Total stockholders' deficiency	(501,275)	(60,768)

	$336,317	$353,974

The accompanying notes are an integral part of these condensed consolidated financial statements

Sugarmade, Inc. and Subsidiary
Condensed Consolidated Statements of Operations (Unaudited)
For the three months ended September 30, 2012 and 2011

	2012	2011

Revenues, net	$48,207	$26,546

Cost of goods sold:
Materials and freight costs	47,671	-

Total cost of goods sold	47,671	-

Gross Margin	536	26,546

Operating expenses:
Selling, general and administrative expenses	621,117	813,463
Amortization of license and supply agreement	-	4,600

Total operating expenses	621,117	818,063

Loss from operations	(620,581)	(791,517)

Nonoperating income (expense):
Interest expense, including $633 to related parties	(7,870)	-
Interest income:
Other	133	692

Total nonoperating income (expense)	(7,737)	692

Net loss	$(628,318)	$(790,825)

Basic and diluted net loss per share	$(0.06)	$(0.08)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	10,402,656	10,256,000

The accompanying notes are an integral part of these condensed consolidated financial statements

Sugarmade, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows (Unaudited)
For the three months ended September 30, 2012 and 2011

	2012	2011

Operating activities:
Net loss	$(628,318)	$(790,825)
Adjustments to reconcile net loss to cash flows from operating activities:
Amortization of license and supply agreement	-	4,600
Depreciation expense	490	143
Share based compensation	55,308	59,600
Issuance of common stock for services	93,745	301,000
Issuance of warrants with convertible notes	38,758
Changes in operating assets and liabilities:
Accounts receivable	16,555	8,081
Inventory	4,160	(62,782)
Other assets	(6,951)	(167,143)
Accounts payable and accrued liabilities	58,811	(27,259)
Accrued compensation and personnel related payables	121,858	15,125

Net cash flows used in operating activities	(245,584)	(659,460)

Investing activities:
Additions to equipment	-	(5,131)

Net cash flows used in investing activities	-	(5,131)

Financing activities:
Proceeds from issuance of convertible notes payable	183,586	-
Proceeds from issuance of convertible notes payable to Related Parties	22,211
Issuance of notes payable	36,384	-

Net cash flows from financing activities	242,181	-

Net change in cash	(3,403)	(664,591)

Cash, beginning of period	192,100	1,606,764

Cash, end of period	$188,697	$942,173

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$7,870	$-

The accompanying notes are an integral part of these condensed consolidated financial statements

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2012

1.

Summary of significant accounting policies

Nature of business

Sugarmade, Inc. (hereinafter referred to as “we”, “us” or “the/our Company”) is a publicly traded company incorporated in the state of Delaware.  Our previous legal name was Diversified Opportunities, Inc.  Our Company, Sugarmade, Inc. operates through our subsidiary, Sugarmade, Inc., a California corporation (“Sugarmade-CA”).  Our Company is principally engaged in the business of marketing and distributing environmentally friendly non-tree-based paper products.  We are parties to an Exclusive License and Supply Agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”), a company located in the People’s Republic of China.  SCPC and their contract suppliers produce our products and is a holder of intellectual property rights and patents in the area of developing and manufacturing paper from non-wood sources.  We also obtained the rights (within the designated territories) to the Sugarmade brand name and trademarks.  Sugarmade-CA’s primary product is 100% tree-free copy paper in various sizes, however our Company plans to offer other tree-free paper products in the future.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows.  It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the full year.

These financial statements should be read in conjunction with our Company’s Annual Report on Form 10-K for the year ended June 30, 2012, which contains our audited financial statements and notes thereto, together with the Management’s Discussion  and Analysis of Financial Condition and Results of Operation, for the period ended June 30, 2012. The interim results for the period ended September 30, 2012 are not necessarily indicative of the results for the full fiscal year.

Principles of consolidation

The condensed consolidated unaudited financial statements include the accounts of our Company and its wholly-owned subsidiary, Sugarmade-CA.  All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

The Company sustained continued operating losses during the three months ended September 30, 2012 and for the year ended June 30, 2012.  The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

Our condensed consolidated financial statements have been prepared assuming that we will continue as a going concern.  Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.   However, our auditors raised concerns about our ability to continue as a going concern in their opinion on our financial statements at and for the year ended June 30, 2012.  These condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue generating operations.  While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms to our Company, or which may not be available at all.  If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected.  In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders.  Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility.  If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2012

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ significantly from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition.  Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when collection is considered to be probable and products are delivered.  This generally occurs upon shipment of the merchandise, which is when legal transfer of title occurs.  In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met.  We currently have a consignment arrangement with one of our customers. We record revenue on consignment goods when the consigned goods are sold by the consignee and all other above mentioned revenue recognition criteria have been satisfied.   Cash deposits received in connection with the sales of our products prior to their being delivered is recorded as deferred revenue.

During the year ended June 30, 2012, we became aware of quality issues surrounding our copy paper products.  We were able to trace the reported problems with paper quality back to manufacturing issues with our third party contract manufacturer.  Our Company has since implemented additional quality assurance procedures both during and at the completion of the production processes.  During the quarter ended September 30, 2012, our Company had limited sales as we focused our efforts on producing replacement product for customers who had been impacted by the paper quality issues.

Cash

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts).  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts.  We grant unsecured credit to our customers deemed credit worthy.  Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis.  At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts.  Since we cannot necessarily predict future changes in the financial stability of our customers, we cannot guarantee that our allowance for doubtful accounts will be adequate.

From time to time, we may have a limited number of customers with individually large amounts due.  Any unanticipated change in a customer’s creditworthiness could have a material effect on our results of operations in the period in which such changes or events occurred.  Accounts receivable at September 30, 2012 was $2,145, which we expect to be collectible.

Inventory

Inventory consists of finished goods paper and paper-based products ready for sale and is stated at the lower of cost or market.  We value inventories using the weighted average costing method.  Our Company’s policy is to include as a part of inventory any freight incurred to ship the product from our contract manufactures to our warehouses.  Outbound freights costs related to shipping costs to our customers are considered period costs and reflected in selling, general and administrative costs.  Outbound freight costs to customers were minimal for the three months ended September 30, 2012 and 2011. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.  During the fourth quarter of fiscal 2012, our Company became aware of quality issues surrounding its copy paper products.  As a result of these quality issues, we determined

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2012

that the historical inventory values were not realizable and we recorded a reserve for inventory obsolescence.  The balance for this reserve totaled $195,880 at September 30, 2012.

Other current assets

Other current assets consist mainly of prepaid insurance, deposits and other related expenses.

Equipment

Equipment is stated at cost, less accumulated depreciation.  Expenditures for maintenance and repairs are charged to expense as incurred.  Items of equipment with costs greater than $1,500 are capitalized and depreciated on a straight-line basis over their estimated useful lives ranging from 3-7 years.

Intangible assets

We had intangible assets related to the exclusive license and supply agreement (“LSA”) with Sugar Cane Paper Company.    During the year ended June 30, 2012, we performed a review of the LSA including estimations of the likely future cash flows to be derived from the LSA.  Upon completing the review, it was management’s assessment that due to changes in our Company’s manufacturing process, enhancements to the product formulation and the limitations on the credit facility, the fair value of the intangible asset had been impaired to the level that the asset has negligible remaining value. As such, our Company recorded an impairment charge totaling $318,983 for the remaining value of the license and supply agreement as of June 30, 2012.

Valuation of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.  As noted above, for the year ended June 30, 2012, it was determined that the carrying value of our intangible assets should be zero and we recorded an impairment charge for the full carrying value.

Income taxes

We provide for federal and state income taxes currently payable, as well as for those deferred due to timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates is recognized as income or expense in the period that includes the enactment date.

The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authority's widely understood administrative practices and precedents.

Stock based compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  We estimate the fair value of employee stock options granted using the Black-Scholes-Merton Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock.  We use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.  Non-employee stock grant costs are measured and recognized upon completion of performance and tied to the contractual obligations of the parties we transact with.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2012

Loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•

Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Advertising

We expense advertising costs as incurred.  Advertising and promotion totaled $2,167 and $2,196 during the three months ended September 30, 2012 and 2011, respectively.  We have no existing arrangements under which we provide or receive advertising services from others for any consideration other than cash.

Concentration

Customers

For the three months ended September 30, 2012, our Company earned net revenues of $48,207. A significant portion of our Company’s revenue is derived from a small number of customers. For the three months ended September 30, 2012, sales to one of our Company’s customers accounted for 100% of net sales.

Suppliers

For the three months ended September 30, 2012, all of our tree free paper products were purchased from SCPC and their contract manufacturers.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2012

Recently issued and adopted accounting pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change.  Changes in such standards may have an impact on our Company’s future financial statements.  The following are a summary of recent accounting developments.

In June 2011, the FASB, issued Accounting Standards Update (“ASU”), 2011-05, Comprehensive Income: Presentation of Comprehensive Income, which requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. It eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders' equity. The ASU does not change the items which must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income. This ASU is effective for interim and annual periods beginning after December 15, 2011. This ASU did not have a material impact on our consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, which converges common fair value measurement and disclosure requirements in accordance with GAAP and International Financial Reporting Standards (“IFRS”). This ASU is effective for interim and annual periods beginning after December 15, 2011. Our adoption of this ASU did not have a material impact on our consolidated financial statements.

2.

Acquisition of Sugarmade-CA and related financing activities

On April 23, 2011, we entered into the Exchange Agreement with Sugarmade-CA.  Under the terms of the Exchange Agreement, we acquired all of the outstanding stock of Sugarmade-CA (the "Exchange").  Upon the closing of the Exchange on May 9, 2011, Sugarmade-CA became a wholly-owned subsidiary of our Company.

Under the terms of the Exchange Agreement, Sugarmade-CA’s shareholders exchanged all of their shares of stock on a one-for-one basis for a total of 8,864,108 shares of our common stock.  In connection with the Exchange Agreement and effective at the closing of the Exchange transaction, our previous three principal shareholders agreed to enter into a Share Cancellation Agreement pursuant to which 8,762,500 shares held by them were canceled or redeemed in exchange for our Company’s payment of $210,000, the issuance of 200,000 two-year warrants to purchase our common stock at $1.25 per share, and certain registration rights.

Prior to the closing of the Exchange, our Company had no operations and was a “shell” company.  Accordingly, the transaction was accounted as a reverse-merger and our financial statements reflect the financial position and operations of Sugarmade-CA for all periods presented as if it was the acquiring entity in the Exchange.

3.

Note payable due to bank

During October 2011, we entered into a revolving demand note (line of credit) arrangement with HSBC Bank USA, with a revolving borrowing limit of $150,000.  The line of credit bears a variable interest rate of one quarter percent (0.25%) above the prime rate (3.25% as of September 30, 2012).  This borrowing facility is renewed annually and our Company is required to maintain a separate demand deposit account with HSBC with a minimum balance equal to the outstanding borrowing.  In the event the deposit account is not established or minimum balance maintained, HSBC can charge a higher rate of interest of up to 4.0% above prime rate.   As of September 30, 2012, the loan’s interest rate was three and one half percent (3.5%) and HSBC has advanced $150,000.  The note is payable on demand.

4.

Convertible Note Payables

Between August 17, 2012 and September 27, 2012, our Company issued a total of $240,000 in convertible promissory notes to seven accredited investors, one of which was a member of our Board of Directors.  The convertible promissory notes must be repaid by our Company within 9 months from the date of issuance; accrue interest at the rate of 14%; and are subject to conversion at the election of the investors at such time as our Company has raised a minimum of $500,000 in a subsequent equity financing. The conversion price will be the lower of 80% of the per share purchase price paid for by the new investors in the subsequent financing, or $0.50 per share.  Unless these promissory notes are converted or repaid earlier, our Company must pay the note holders the amount of the then accrued interest on the three, six, and nine month anniversaries of the issue date.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2012

In connection with the issuance of the promissory notes, the investors in the aggregate received two-year warrants to purchase up to a total of 36,000 shares of common stock at $0.50 per share, and two-year warrants to purchase up to a total of 60,000 shares of common stock at $0.01 per share.  For purposes of accounting for the detachable warrants issued in connection with the convertible notes, the fair value of the warrants was estimated using the Black-Scholes-Merton option pricing formula.  The value of all warrants granted at the date of issuance totaled $36,006 and was recorded as a discount to the notes payable. The amount will be amortized over the nine month term of the respective convertible note as additional interest expense.

5.

Related party transactions

On January 19, 2012, our Board of Directors approved a grant of 36,000 shares of our Company’s common stock (subject to a 1 year repurchase option by our Company) to Ed Roffman, a director, for the provision of services to our Company in the areas of finance and public reporting.  During the year ended June 30, 2012, our company recorded share based consulting expense totaling $66,900.  The monthly expense was based on exercise prices ranging from $1.90 per share to $4.25 per share.  The shares were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

Effective May 11, 2012, our Company entered into a Share Cancellation Agreement with Clifton Leung, a director and shareholder of our Company, pursuant to which Mr. Leung agreed to the cancellation of 500,000 shares of Company common stock held by him.  In consideration for the cancellation, our Company agreed to pay Mr. Leung $5,000 representing a price of $0.01 per share of common stock.  Our Company accounted for this transaction as a purchase and immediate retirement of treasury shares.  Effective June 30, 2012, Mr. Leung forgave the amount owed to him from the share cancellation agreement.

On August 17, 2012, the company issued a convertible note with warrants to Jim Jensen, a director, in exchange for $25,000 short term loan to our Company.  In connection with the issuance of the promissory note, Mr. Jensen received two-year warrants to purchase up to a total of 3,750 shares of common stock at $0.50 per share, and two-year warrants to purchase up to a total of 6,250 shares of common stock at $0.01 per share.   The convertible promissory note must be repaid by our Company within 9 months from the date of issuance; accrues interest at the rate of 14%; and is subject to conversion at the election of the note holder at such time as our Company has raised a minimum of $500,000 in a subsequent equity financing. The conversion price will be the lower of 80% of the per share purchase price paid for by the new investors in the subsequent financing, or $0.50 per share.  Unless these promissory notes are converted or repaid earlier, our Company must pay the note holder the amount of the then accrued interest on the three, six, and nine month anniversaries of the issue date.

On September 6, 2012, our Company’s Board of Directors approved the repricing of options and warrants granted to employees, consultants and board members.  The repriced options and warrants had exercise prices ranging from $1.25 to $3.73.  A total of 1,245,000 vested and unvested options and warrants were amended to reduce the exercise price to $0.52 per share, based on the most recent closing price for our Company’s common stock prior to the approval of the re-pricing, which was deemed to be the fair market value as of that date.  Three members of our board had a total of 325,000 options repriced to the lower exercise price.  The Company incurred additional share based compensation costs totaling $6,250 related to the repriced options and will recognized over the options vesting period.

6.

Stockholders’ equity

Issuance of common stock and warrants for cash

On March 7, 2012, our Company’s Board of Directors approved the sale of our Company’s common stock and warrants to purchase common stock at $2.25 per unit.  Each unit consisted of (i) one share of our Company's common stock; and (ii) two-year term warrants to purchase the amount of shares of common stock equal to 80% of the number of units purchased.  Each warrant was issued with a fixed exercise price of $0.01 per share.  As of June 30, 2012, our Company raised $657,500 through the sale of 292,222 units and the commensurate exercise of 193,778 warrants for additional cash proceeds totaling $1,938.  For the three months ended September 30, 2012, there were no additional stock issuances for cash.

Issuance of common stock for services

In May 2011, we issued 500,000 shares of common stock subject to repurchase provisions to an individual as consideration for consulting services.  We recorded a prepaid stock compensation in connection with the shares granted totaling $400,000 based on the estimated value of the underlying shares of stock at the time of their issuance to the consultant.  The grant was originally scheduled to

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2012

vest evenly on a monthly basis over two years through May 2013, however our Company vested all of the remaining unvested shares in December 2011.    The prepaid stock compensation from the grant was charged to operations at the fair market value of the vesting shares at the time of their vesting since the consultant’s performance was tied to the contractual vesting terms.  Prepaid stock compensation was originally amortized proportionally over the expected vesting term of the shares at the time the shares were vested, with the difference being recorded as additional paid-in capital.  For the year ended June 30, 2012, we recorded noncash charges totaling $1,547,000 in connection with this stock issuance.

On January 19, 2012, our Company issued 36,000 shares of restricted common stock to one of its board members in exchange for additional advisory services in the area of finance and financial reporting.  The shares vest over one year and any unvested shares are subject to repurchase by our Company should the recipient cease to provide for the contracted services.  For the three months ended September 30, 2012, our Company incurred a charge totaling $8,745 related to this issuance.

On May 31, 2012, we issued 10,526 shares of restricted common stock to a public relations firm as part of their compensation for services in the area of public relations related strategy, processes and tactics.  For the year ended June 30, 2012, our Company recorded noncash charges totaling $20,000 related to this issuance.

On September 20, 2012, our Company issued 250,000 shares to a third party consultant in consideration for its services under the terms of a consulting agreement for investor relations and public communications services.  For the three months ended September 30, 2012, we recorded noncash charges totaling $85,000 in connection with this stock issuance based on previous day’s closing price for our common stock, which is deemed the fair market value as of that date.

Share surrender and Cancellation

Effective May 11, 2012, our Company entered into a Share Cancellation Agreement with Clifton Leung, a director and shareholder of our Company, pursuant to which Mr. Leung agreed to surrender  500,000 shares of Company common stock held by him.  In consideration for the surrender, our Company agreed to pay Mr. Leung $5,000 representing a price of $0.01 per share of common stock.  Our Company accounted for this transaction as a repurchase and cancellation of common stock.  Effective June 30, 2012, Mr. Leung forgave the amount owed to him from the share cancellation agreement.

Stock options

On April 27, 2011, our Company’s Board of Directors approved the adoption of the 2011 Stock Option/Stock Issuance Plan (the “2011 Plan”) and reserved 1,500,000 shares of common stock for issuance under the 2011 Plan.  The 2011 Plan provides for the issuance of both non-qualified stock options and incentive stock options (“ISOs”), and permitted grants to employees, non-employee directors and consultants of our Company.  Generally, stock option grants under the 2011 Plan will vest over a period of up to four years and have a term not to exceed 10 years, although the Plan Administrator has the discretion to issue option grants with varying terms and vesting periods.

As of September 30, 2012, we have a total of 1,133,462 incentive and nonqualified stock options granted and outstanding under the Plan. All of our outstanding options have terms of between five and ten years.  During the three months ended September 30, 2012, we recognized share based compensation expense totaling $41,587 related to stock options granted through that date.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2012

Other outstanding warrants

We issued warrants to purchase up to 2,185,600 of our common stock in connection with the sale of our common stock during the year ended June 30, 2011 and issued warrants to purchase up to 40,000 shares of our common stock in connection with the sale of our common stock during the year ended June 30, 2012.  We also have warrants to purchase 871,500 of our common stock outstanding as of September 30, 2012, issued to individuals providing consulting and advisory services to our Company.  During the three months ended September 30, 2012 and 2011, we recognized share based compensation expense related to these warrants totaling $13,782 and $55,277, respectively.

Between August 17, 2012 and September 27, 2012, our Company issued a total of 96,000 warrants in conjunction with $240,000 in convertible promissory notes to seven accredited investors, one of which was a member of our Board of Directors.  In connection with the issuance of the promissory notes, the investors in the aggregate received two-year warrants to purchase up to a total of 36,000 shares of common stock at $0.50 per share, and two-year warrants to purchase up to a total of 60,000 shares of common stock at $0.01 per share.  The value of all warrants granted at the date of issuance totaled $36,006 and was recorded as a discount to the notes payable. The amount will be amortized over the nine month term of the respective convertible note as additional interest expense.  For the three months ended September 30, 2012, we amortized $3,205 of discounts on note payable as interest expense.

Outstanding warrants from all sources have terms ranging from two to five years with certain of the warrants carrying registration rights of the underlying shares of common stock.  The number of shares of common stock subject to exercise and the exercise price of all options and warrants outstanding at September 30, 2012 is as follows:

Shares Outstanding	Weighted Average Exercise Price	Shares Vested	Expiration Fiscal Period
2,805,600	$1.45	2,805,600	4th Qtr, 2013
40,000	0.01	40,000	3rd Qtr, 2014
200,000	1.25	200,000	4th Qtr, 2014
108,500	0.24	108,500	1st Qtr, 2015
30,000	0.53	30,000	4th Qtr, 2016
50,000	0.50	50,000	1st Qtr, 2017
1,079,000	0.55	677,640	4th Qtr, 2021
125,000	0.53	-	1st Qtr, 2022
35,000	0.53	-	2nd Qtr, 2022
1,462	3.25	1,462	3rd Qtr, 2022
52,000	0.75	-	1st Qtr, 2023
4,526,562		3,913,202

Stock based compensation

Results of operations for the three months ended September 30, 2012 include share based compensation costs totaling $55,369 charged to selling, general and administrative expenses.  For purposes of accounting for stock based compensation, the fair value of each option and warrant award is estimated on the date of grant using the Black-Scholes-Merton option pricing formula.  The following weighted average assumptions were used for the calculations during the three months ended September 30, 2012:

Expected life (in years)	4.35 years
Weighted average volatility	135.89%
Forfeiture rate	20.00%
Risk-free interest rate	1.22%
Expected dividend rate	- %

The weighted average expected option and warrant term for director and employee stock options granted reflects the application of the simplified method set out in SEC Staff Accounting Bulletin No. 110. The simplified method defines the life as the average of the contractual term of the options and the weighted average vesting period for all options. We utilized this approach as our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term. Expected volatilities are based on the historical volatility of our stock as well as those of a peer group. We estimated the forfeiture rate based on our expectation for future forfeitures and we currently expect substantially all options and warrants to vest. The risk-free rate for periods

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2012

within the contractual life of the option is based on the U.S. Treasury yield in effect at or near the time of grant. We have never declared or paid dividends and have no plans to do so in the foreseeable future.

As of September 30, 2012, $372,464 of unrecognized compensation cost related to unvested stock based compensation arrangements is expected to be recognized over a weighted-average remaining period of 8.7 months.  The following is required disclosure in connection with stock options and warrants (which resulted in share based compensation charges) as of September 30, 2012: 1) weighted average exercise price - $0.78; 2) weighted average remaining contractual term vested and outstanding options – 56.3 and 69.7 months, respectively; 3) aggregate intrinsic value of outstanding and exercisable options and warrants - $221,655 and $126,225, respectively; 4) weighted average grant date fair value of options and warrants granted - $0.27 per share; and 5) weighted average fair value of options and warrants vested - $0.18 per share.

On September 6, 2012, our Company’s Board of Directors approved the repricing of options and warrants granted to employees, active consultants and board members.  The repriced options and warrants had exercise prices ranging from $1.25 to $3.73.  A total of 1,245,000 options and warrants were amended to reduce the exercise price to $0.52 per share, based on the most recent closing price for our Company’s common stock, which is deemed the fair market value as of that date.  As a result of the repriced options and warrants, our company will be incurring additional stock based compensation totaling $31,450, recognized in the current and future periods over the remaining vesting periods related to the respective securities.  For the three months ended September 30, 2012, we recorded additional stock based compensation expense totaling $13,859 related to the repriced options and warrants.

The exercise prices for options and warrants granted and outstanding which resulted in stock based compensation charges was as follows at September 30, 2012:

Exercise Price Range	Number of options or warrants
$0.25 - $0.50	50,000
$0.51 – $0.75	1,297,000
$0.76 - $1.00	-
$1.01 - $1.25	624,000
$1.26 - $2.00	32,500
$2.01 - $3.00	-
$3.01 - $4.00	1,462
2,004,962

A summary of the status of our non-vested options and warrants as of September 30, 2012 and changes during the year then ended is as follows:

Shares
Non-vested outstanding, July 1, 2012	624,173
Granted	102,000
Vested	(112,813)
Cancelled	-
Non-vested outstanding, September 30, 2012	613,360

Common Shares Reserved for Future Issuance

The following table summarizes shares of our common stock reserved for future issuance at September 30, 2012:

Stock options outstanding	1,133,462
Stock options available for future grant under the 2011 Plan	366,538
Warrants	3,393,100

Total common shares reserved for future issuance	4,893,100

7.

Income taxes

We currently estimate our Company’s book net operating loss carryforwards (“NOL”) and deferred tax asset balance to total approximately $8,410,000 and $3,390,000, respectively, as of September 30, 2012.  Internal Revenue Code Section 382 and similar

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2012

California rules place a limitation on the amount of taxable income that can be offset by NOL’s after a change in control (generally greater than a 50% change in ownership).  Transactions such as planned future sales of our common stock may be included in determining such a change in control.  These factors give rise to uncertainty as to whether the net deferred tax assets are realizable.  Our in NOL will begin to expire in 2024 for federal and state purposes and could be limited for use under IRC Section 382.  We have recorded a valuation allowance against the entire net deferred tax asset balance due because we believe there exists a substantial doubt that we will be able to realize the benefits due to our lack of a history of earnings and due to possible limitations under IRC Section 382.

We file income tax returns in the U.S. and in the state of California with varying statutes of limitations.  Our policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes.  There were no accrued interest and penalties associated with uncertain tax positions as of September 30, 2012.  All operations are in California and the Company believes it has no tax positions which could more-likely-than not be challenged by tax authorities. We have no unrecognized tax benefits and thus no interest or penalties included in the financial statements.

8.

Subsequent events

Between October 5, 2012 and November 12, 2012, our Company issued a total $60,000 of additional convertible promissory notes to 3 accredited investors.  The terms of these convertible notes are identical to those noted in note 4 above.  In connection with the issuance of the promissory notes, the investors in the aggregate received two-year warrants to purchase up to a total of 9,000 shares of common stock at $0.50 per share, and two-year warrants to purchase up to a total of 15,000 shares of common stock at $0.01 per share.  The issuance of notes and warrants to the investors was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

On October 11, 2012, our Company issued four-year warrants to purchase up to 50,000 shares of common stock to our outside legal counsel in relation to legal services provided to the Company.  The warrants were issued at an exercise price of $0.50 per common share, at which time the market price of our Company’s common stock was $0.45 per share. The issuance of warrants was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

6,068,700 SHARES

OF

COMMON STOCK

Sugarmade, Inc.

______________

PROSPECTUS

________________

_________, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

·	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

·	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

·	effecting an acquisition that might complicate or preclude the takeover.

The Delaware Corporations and Associations Act (“Delaware Corporate Law”), with certain exceptions, permits a Delaware corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Delaware Corporate Law. The indemnification provided by Delaware Corporate Law and our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$ 3,600
Accounting fees and expenses	10,000
Legal fees and expenses	15,000
TOTAL	$28,600

Item 14.   Recent Sales and Issuances of Unregistered Securities.

We plan to raise additional equity financing to finance future financing, investing and working capital needs.

Sales By Sugarmade-CA and its predecessors

In 2009, Sugarmade-CA (operating at the time as Simple Earth, Inc.)  issued 656,756 shares of common stock to our four founding shareholders in exchange for nominal cash proceeds totaling $657.  The shares of common stock were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

In October 2009, Sugarmade-CA (operating at the time as Simple Earth, Inc.) issued 72,973 shares to one individual as part of the acquisition of all of the outstanding common stock of Sugarmade, Inc. (SMI).  In addition to the shares issued in connection with the acquisition of SMI, Sugarmade-CA also paid cash totaling $340,000 and issued a note payable totaling $60,000, which was subsequently forgiven in February 2011.   The shares of common stock were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

In May 2010, Sugarmade-CA issued 58,378 shares of common stock to one shareholder in exchange for net cash proceeds totaling $216,000.The shares of common stock were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

From April 11, 2011 to April 22, 2011, Sugarmade-CA issued 252,070 shares of Sugarmade-CA common stock to ten shareholders upon the conversion by existing Sugarmade-CA note holders of notes payable with a principal balance outstanding totaling $693,900.  The shares of common stock were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

On April 22, 2011, Sugarmade-CA issued 140,542 shares of common stock to three shareholders as consideration for investor relations services to our company.  Sugarmade-CA recorded a charge for $42,163 for this grant for the Fiscal year ended June 30, 2011.  The shares of common stock were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

On April 27, 2011, Sugarmade-CA issued 781,689 shares of common stock to five shareholders as consideration for consulting and investor relations services to our company.  We recorded a charge to operations of $234,507 for this grant for the Fiscal year ended June 30, 2011.  The shares of common stock were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

On April 27, 2011, we issued a total of 2,484,299 and 800,000 shares of common stock to Scott Lantz our Chief Executive Officer and Clifton Leung, a member of its Board of Directors, respectively, in exchange for nominal cash consideration.  The shares of common stock were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

On April 27, 2011, Sugarmade-CA issued options to purchase up to 920,000 shares of common stock of Sugarmade-CA to ten individuals with terms ranging from five to ten years and exercise prices per share of $1.25. The options were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

On April 27, 2011, Sugarmade-CA issued 200,000 shares of common stock to two members of our Board of Directors as compensation for additional services as members of our Board of Directors.  The issued shares are subject to repurchase options with 100,000 shares subject to a two year repurchase while the remaining 100,000 shares are subject to a three year repurchase option. The shares of common stock were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

On April 27, 2011, Sugarmade-CA issued warrants to purchase up to 600,000 shares of common stock of Sugarmade-CA to three individuals with terms of two years at an exercise price of $1.25 per share. The warrants were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

From January 15, 2011 to May 6, 2011, Sugarmade-CA issued units including a total of 1,730,400 shares and two-year warrants to purchase up to 1,730,400 shares of common stock to 25 accredited investors in exchange for net cash proceeds totaling $2,083,000 (gross proceeds of $2,163,000, less estimated related costs totaling $80,000). The securities were issued in reliance upon the exemption from registration afforded by Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act based upon the following: (a) all of the 25 investors were accredited investors within the meaning of Rule 506(b), (b) each of the investors confirmed to us that it, he or she is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and, and that each investor has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (c) there was no general solicitation or advertising with respect to the offering of such securities, (d) each investor was provided with certain disclosure materials and all other information requested with respect to Sugarmade-CA, (e) each investor acknowledged that all securities being purchased were being purchased for investment and not for resale in connection with any distribution or public offering, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (f) the transfer of the securities was restricted in accordance with Rule 502(d).

On May 9, 2011, Sugarmade-CA issued 750,000 shares to three shareholders for consulting and investor relations services provide to the company.  For the Fiscal year ended June 30, 2011, the company recognized a charge totaling $600,000 for this grant.  Under the terms of these agreements, the Company received advisory services in the areas of corporate formation, corporate governance, capital structure, capital formation and access, investor relations, board constitution, and public relations, and the successful sale by the Company of common stock, debt or preferred debt equal to a minimum of $2,500,000 or other amounts agreed upon by the advisors and the Company.  At the time of the grant, the company had raised $2,163,000, with commitments for additional investments that would exceed the agreed upon minimum of $2,500,000.  Based on the likelihood of the full raise, the Board of Directors of Sugarmade-CA waived the requirement to reach the minimum level and granted the agreed upon shares to the advisors under the advisory agreement.  The shares were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

Sales by the Company

On May 9, 2011, in connection the Sugarmade Acquisition, we issued: (i) 8,864,108 shares of our common stock to the shareholders of Sugarmade-CA; (ii) 2,330,400 warrants to purchase shares of our common stock to warrant holders of Sugarmade-CA; (iii) 920,000 options to purchase shares of our common stock to option holders of Sugarmade-CA; and (iv) 200,000 warrants to Kevin Russeth, our Chief Executive Officer, Steven Davis and Jonathan Shultz in connection with the Cancellation Agreement. The shares were issued in exchange for a like number of shares of common stock of Sugarmade-CA. The warrants issued to the warrant holders of Sugarmade-CA were issued in exchange for a like number of warrants to purchase common stock of Sugarmade CA. The options issued to the option holders of Sugarmade-CA were issued in exchange for a like number of options to purchase common stock of Sugarmade-CA. The 200,000 warrants were issued in partial consideration of the agreement to cancel 8,500,000 shares of the Company's outstanding common stock under the terms of the Cancellation Agreement.  The warrants issued to the former Sugarmade-CA warrant holders and to Messrs. Russeth, Davis and Shultz grant the holder the immediately vested right to purchase shares of our common stock at $1.25 per share for a period of three years. The options granted to the option holders of Sugarmade-CA to purchase shares of our common stock have terms ranging from five to ten years with vesting periods of up to three years and exercise prices of $1.25 per share. We did not receive any cash consideration in connection with the Sugarmade Acquisition. The number of our shares issued to the shareholders of Sugarmade-CA was determined based on an arms-length negotiation. The securities were issued in reliance upon the exemption from registration afforded by Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act based upon the following: (a) all of the investors in the transaction were accredited investors in the transaction within the meaning of Rule 506(b), (b) each of the investors confirmed to us that it, he or she is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and, and that each investor has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (c) there was no general solicitation or advertising with respect to the offering of such securities, (d) each investor was provided with certain disclosure materials and all other information requested with respect to the Company, (e) each investor acknowledged that all securities being purchased were being purchased for investment and not for resale in connection with any distribution or public offering, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act, and (f) the transfer of the securities was restricted in accordance with Rule 502(d).

On May 10, 2011, the Company issued 500,000 shares of common stock to one individual as consideration for consulting services related in a variety of areas including defining and communicating the Company message, identifying strategic growth areas, identifying potential merger or acquisition candidates, introductions to potential business development partners, introductions to potential capital partners and defining marketing and sales opportunities. The Company has the right to terminate the Agreement after 90 days, with 30 days’ notice and repurchase a portion of the stock issued. The Company loses the right to repurchase 20,000 shares for each month that the contract is not terminated.  As of June 30, 2011, we recorded a charge in connection with this stock grant totaling $106,000.  The unvested portion of the vesting grant was deferred at the value of the grant and recorded as prepaid stock compensation (an offset amount to stockholders’ equity).  The grant will be charged to operations over the vesting period on each vesting date through May 2013. The shares were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

On May 26, 2011, the Company issued warrants to purchase 189,000 to a total of four non-executive officers and other employees.  The warrants have vesting date ranging from three months to three years and an exercise price of $1.25 per share of common stock. The warrants were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

Between May 9, 2011 and June 3, 2011, the Company agreed to issue a total of 455,200 shares of common stock at $1.25 per share, and two-year warrants to purchase up to 455,200 shares of common stock at $1.50 per share, to 8 accredited investors in exchange for gross proceeds totaling $569,000, pursuant to a subscription agreement, warrant and registration rights agreement with each investor. The securities were issued in reliance upon the exemption from registration afforded by Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act based upon the following: (a) all of the 8 investors were accredited investors within the meaning of Rule 506(b), (b) each of the 8 investors confirmed to us that it, he or she is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and, and that each investor has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (c) there was no general solicitation or advertising with respect to the offering of such securities, (d) each investor was provided with certain disclosure materials and all other information requested with respect to the Company, (e) each investor acknowledged that all securities being purchased were being purchased for investment and not for resale in connection with any distribution or public offering, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (f) the transfer of the securities was restricted in accordance with Rule 502(d).

On January 19, 2012, our Board of Directors approved a grant of 36,000 shares of the Company’s common stock (subject to a 1 year repurchase option by the company) to Ed Roffman, a director, for the provision of services to the company in the areas of finance and public reporting.  The shares were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

Between March 14, 2012 and May 15, 2012, the Company issued a total of 292,222 shares of common stock at $2.25 per share, and two-year warrants to purchase up to 233,778 shares of common stock at $.01 per share, to four accredited investors in exchange for gross proceeds totaling $657,500. Effective with their investment, three of the four investors exercised their warrants to purchase 193,778 shares of common stock for additional proceeds totaling $1,938. The securities were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

On May 31, 2012, we issued 10,526 shares of restricted common stock to a public relations firm as part of their compensation for services in the area of public relations related strategy, processes and tactics. The shares of common stock were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

On August 24, 2012, our Company issued 4 year warrants to purchase up to 50,000 shares of our common stock with an exercise price of $0.50 per share to a third party consultant as part of the termination of their consulting services agreement for investor relations services. The issuance of warrants to the consultant was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering..

Between August 17, 2012 and January 15, 2013, our Company issued a total of $500,000 in convertible promissory notes to eleven accredited investors, one of which was a member of our Board of Directors.  The convertible promissory notes must be repaid by our Company within 9 months from the date of issuance; accrue interest at the rate of 14%; and are convertible at the election of the investors at such time as our Company has raised a minimum of $500,000 in equity in a subsequent equity financing, at the conversion price which is the lower of 80% of the per share purchase price paid for the securities by the investors in the subsequent financing, or $0.50 per share.  Unless these promissory notes are converted or repaid earlier, our Company must pay the note holders the amount of the then accrued interest on the three, six, and nine month anniversaries of the issue date. In connection with the issuance of the promissory notes, the investors in the aggregate received two-year warrants to purchase up to a total of 75,000 shares of common stock at $0.50 per share, and two-year warrants to purchase up to a total of 125,000 shares of common stock at $0.01 per share.  The issuance of notes and warrants to the investors was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

On September 6, 2012, our Company’s Board of Directors approved the repricing of options and warrants granted to employees, active consultants and board members.  The repriced options and warrants had exercise prices ranging from $1.25 to $3.73.  A total of 1,245,000 options and warrants were amended to reduce the exercise price to $0.52 per share, based on the most recent closing price for our Company’s common stock, which is deemed the fair market value as of that date.

On September 20, 2012, our Company issued 250,000 shares to a third party consultant in consideration for its services under the terms of a consulting agreement for investor relations and public communications services.  The issuance of shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

Between October 5, 2012 and November 12, 2012, our Company issued a total $60,000 of additional convertible promissory notes to 3 accredited investors.  The terms of these convertible notes are identical to those noted in note 4 in the Notes to Unaudited Condensed Consolidated Financial Statements above.  In connection with the issuance of the promissory notes, the investors in the aggregate received two-year warrants to purchase up to a total of 9,000 shares of common stock at $0.50 per share, and two-year warrants to purchase up to a total of 15,000 shares of common stock at $0.01 per share.  The issuance of notes and warrants to the investors was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

On October 11, 2012, the Company issued four-year warrants to purchase up to 50,000 shares of common stock to our outside legal counsel in relation to legal services provided to the Company.  The warrants were issued at an exercise price of $0.50 per common share, at which time the market price of our Company’s common stock was $0.45 per share. The issuance of warrants was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

Exemption from Registration

The securities referenced above were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering and/or Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, based upon the following: (a) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), (b) each of the other persons to whom securities were issued confirmed to us that it, he or she is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and, whether or not an “accredited investor,” each investor has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (c) there was no general solicitation or general advertising with respect to the offering of such securities, (d) each investor was provided with certain disclosure materials and all other information requested with respect to us, (e) each investor acknowledged that all securities being purchased were being purchased for investment and not for resale in connection with any distribution or public offering, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (f) the transfer of the securities was restricted by us in accordance with Rule 502(d).

Item 16.   Exhibits.

Exhibit No.	Description
2.1	Exchange Agreement, dated April 23, 2011, among the Company, Sugarmade-CA and the Sugarmade-CA Shareholders (1)
3.1	Certificate of Incorporation dated June 20, 2007 (2)
3.2	Amendment to Certificate of Incorporation dated January 14, 2008 (2)
3.3	Amendment to Certificate of Incorporation dated June 24, 2011 (4)
3.2 (a)	Amended and Restated By-Laws dated December 6, 2012 (7)
4.1	Form of Warrant issued to Sugarmade-CA warrant holders in connection with private placement. (3)
4.2	Form of Warrant issued to Sugarmade-CA consultants.(3)
4.3	Form of Warrant issued in connection with the Share Cancellation Agreement.(3)
4.4	Form of Convertible Note Issued to note holders of Sugarmade-CA.(3)
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP.
10.1	Share Cancellation Agreement, dated April 23, 2011, among the Company and three of its shareholders.(3)
10.2	Form of Subscription Agreement dated January 15, 2011 and May 6, 2011 among Sugarmade-CA and certain investors identified therein.(3)
10.3	Conversion Agreement dated April 11, 2011 to April 22, 2011 among Sugarmade-CA and certain note holders of Sugarmade-CA identified therein.(3)
10.4	Registration Rights Agreement dated May 9, 2011 among the Company, Sugarmade-CA and the shareholders identified therein.(3)
10.5	Purchase Agreement dated October 26, 2009 between Sugarmade CA and Sugarmade Inc.
10.6	License and Supply Agreement dated January 1, 2011 between The Sugar Cane Paper Co. Ltd and Sugarmade-CA.(3)
10.7	Lease Agreement dated January 10, 2011 between Sugarmade-CA and Michael Frangis with respect to the premises located at 2280 Lincoln Avenue, Suite 200, San Jose CA 95125.
10.8	Consulting Agreement dated February 1, 2011 between Sugarmade-CA and Joseph Abrams with respect to strategic advisory services.(3)
10.9	Diversified Opportunities, Inc. 2011 Stock Option/Stock Issuance Plan.(3)
10.10	Consulting Agreement dated November 22, 2010 between Sugarmade-CA and Messrs. George Mainas and Garrett Cecchini with respect to advisory services.
10.11	Consulting Agreement dated January 17, 2011 between Sugarmade-CA and Joseph Abrams with respect to advisory services.
10.12	HSBC Revolving Demand Note
10.13	Form of Subscription Agreement (5)
10.14	Form of Convertible Note (5)
10.15	Form of Warrant(5)
10.16	Form of Warrant (5)
10.17	Share Cancellation Agreement dated November 29, 2012 (6)
21.1	List of subsidiaries.
23.1	Consent of Registered Public Accounting Firm.
24.1	Power of Attorney (included on signature page).

(1)	Incorporated by reference to the registrant’s current report on Form 8-K filed with the SEC on April 27, 2011.
(2)	Incorporated herein by reference to the registrant's Form 10 filed on March 14, 2008.
(3)	Incorporated by reference to the registrant’s current report on Form 8-K filed with the SEC on May 13, 2011.
(4)	Incorporated herein by reference to the registrant's Form 10-K filed on September 28, 2011.
(5)	Incorporated by reference to the registrant’s current report on Form 8-K filed with the SEC on September 26, 2012.
(6)	Incorporated by reference to the registrant’s current report on Form 8-K filed with the SEC on December 3, 2012.
(7)	Incorporated by reference to the registrant’s current report on Form 8-K filed with the SEC on December 11, 2012.

Item 17.   Undertakings.

(a) The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)   For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of San Jose, State of California on January 31, 2013.

Sugarmade, Inc., a Delaware corporation

By: /s/ SCOTT LANTZ

  Scott Lantz, Chief Executive Officer and Chief Financial Officer (principal accounting officer)

Dated:  January 31, 2013

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Sugarmade, Inc. hereby severally constitute and appoint Scott Lantz, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the followings persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ STEPHEN P. PINTO Stephen P. Pinto	Chairman	January 31, 2013
/s/ CLIFTON KUOK WAI LEUNG Clifton Kuok Wai Leung	Director	January 31, 2013
/s/ SANDY SALZBERG Sandy Salzberg	Director	January 31, 2013
/s/ JONATHAN LEONG Jonathan Leong	Director	January 31, 2013
/s/ HENRY MICHON Henry Michon	Director	January 31, 2013
/s/ KEVIN KEARNEY Kevin Kearney	Director	January 31, 2013
/s/ SCOTT LANTZ Scott Lantz	Director	January 31, 2013